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                       SECURITIES AND EXCHANGE COMMISSION
                                ----------------
                                    FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                              FLEXXTECH CORPORATION
             (Exact name of registrant as specified in its charter)

Nevada                                                          88-0390360
------                                                          ----------
(State or other jurisdiction  Primary Standard Industrial    (I.R.S. Employer
of incorporation or          Classification Code Number)    Identification No.)
Organization)

   5777 W. Century Boulevard, Suite 775, Los Angeles, CA 94010: Telephone: (310)
                                    342-0794
   (Address, including zip code, and telephone number, including area code, of
                    Registrant=s principal executive offices)

                                  Greg Mardock
          President and Chairman of the Board of Directors and Director
                      5777 W. Century Boulevard, Suite 775,
                              Los Angeles, CA 94010
                                 (310) 342-0794

 (Name, address, including zip code, and telephone number, including area code,
                              Of agent for service)

                                    Copy to:

                              James N. Barber, Esq.
                            Suite 100, Bank One Tower
                                50 West Broadway
                            Salt Lake City, UT 84101

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]


 Title of each                            Proposed maximum         Proposed maximum           Amount
 Class of securities   Dollar amount      offering price per unit  aggregate offering price   of registration fee
 To be registered      to be registered
 ----------------     ------------------- -----------------------  ------------------------   --------------------

 Common Stock          $23,828,571(1)     $0.75(2)                   $23,828,571(3)               $5,958


(1) Based on the offering of 31,771,428 common shares at $0.75, the average of the bid and ask price of Flexxtech shares on January 10, 2002 on the NASD OTC Bulletin Board.

(2) This price per share is the average of the bid and ask price of Flexxtech shares on the NASD OTC Bulletin Board on January 10, 2002 and is used for purposes of calculation of the filing fee in accordance with Rule 457(C)under the Securities Act of 1933. The actual price at which shares may be sold may differ from this amount.

(3) Based on the sale of 31,771,428 shares tat $.75 per share.




The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The  date  of  this  prospectus  is  January  ___,  2002

TABLE OF CONTENTS

THE OFFERING
FORWARD LOOKING STATEMENTS                                           3
PROSPECTUS SUMMARY                                                   4
RISK FACTORS                                                         5
USE OF PROCEEDS                                                     11
DETERMINATION OF OFFERING PRICE                                     12
DILUTION                                                            12
SELLING SECURITY HOLDERS                                            13
PLAN OF DISTRIBUTION                                                13
LEGAL PROCEEDING                                                    16
DIRECTORS & EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS       17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT      21
DESCRIPTION OF SECURITIES                                           23
INTEREST OF  NAMED EXPERTS AND COUNSEL                              24
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES                                                     26
ORGANIZATION WITHIN LAST FIVE YEARS                                 27
DESCRIPTION OF BUSINESS                                             30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION           33
DESCRIPTION OF PROPERTY                                             38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                      38
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS            39
EXECUTIVE COMPENSATION                                              42
FINANCIAL STATEMENTS                                                42
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
    FINANCIAL DISCLOSURE                                            43

PROSPECTUS

                              FLEXXTECH CORPORATION
     OFFERING  OF  NOT  MORE  THAN  $10  MILLION  IN  COMMON  SHARES
            AT  OFFERING  PRICES  WHICH  WILL  DEPEND  ON  THE
                       MARKET  FOR  SUCH  COMMON  SHARES

THE  OFFERING

         On or about August 14, 2001 we entered into a series of Agreements with May Davis Group, Inc., Dutchess Private Equities Fund, L.P. and others, including a series of investors, which contemplates the sale of three series of Convertible Debentures of Flexxtech Corporation in a cumulative amount of $720,000 and the purchase from Flexxtech Corporation of $10,000,000 of $.001 par value common shares of Flexxtech over a period of thirty-six months at various prices based on the market price of Flexxtech common shares. The specific documents which have been signed between various of the parties include the following:

     1. A contract entitled "Flexxtech Corporation Placement Agent Agreement" dated: August 14, 2001 was entered into by Flexxtech Corporation and May Davis Group, Inc. This agreement engages May Davis to place (i) $300-$500,000 in Convertible Debentures under a document entitled Securities Purchase Agreement and (ii) up to $10,000,000 in aggregate purchase price of common shares of Flexxtech under a document entitled Equity Line of Credit AgreementUnder paragraph two (2) of the Placement Agent Agreement, we have agreed to pay May Davis consideration the following consideration: On the sale and purchase of debentures under the Securities Purchase Agreement, warrants to purchase 300,000 common shares of Flexxtech (the "MD Warrants") at an exercise price of $1.80 per share, to be issued to persons named on Exhibit "B" and cash consideration equal to 8% of the gross proceeds of the debentures sold. On the purchase of shares under the Line of Credit Agreement, on the first advance closing under the Line of Credit Agreement, we will issue to May Davis restricted common shares in a number equal to (x) $120,000 divided by (y) the closing bid price of Flexxtech shares on the date this Agreement is executed by the investors and the Company (the "MD Restricted Shares").and cash compensation equal to 2.8% of the gros proceeds from the shares sold payable at the time of the first, and each subsequent Advance Closing. In reading this agreement, please note that the term "MD Securities is defined to mean (i) May Davis Warrants, (ii) the shares of common stock underlying the MD Warrants, and (iii) the MD Restricted Shares.

     2.  A  document  entitled  "Registration Rights Agreement (Warrant Shares &
Restricted Shares)" dated August 14, 2001 between Flexxtech Corporation and persons named on Schedule "A" to the agreement, i.e. Jason Goldstein and Shay Keren. This agreement requires Flexxtech to register the shares to be issued on exercise of the MD Warrants as well as the MD Restricted Shares

     3. A contract entitled Securities Purchase Agreement dated: August 14, 2001 between Flexxtech and a series of individual "Buyers." This is the contract by which twenty-five (25) individual investors have purchased $480,000 maximum two year convertible debentures bearing interest of 6% per anum which are convertible into $.001 par value common shares of Flexxtech "at a conversion price equal to the lower of (x) 120% of the closing bid price per share (as reported by Bloomberg, LP) on the Closing Date, and (y) 80% of the lowest closing bid price per share (as reported by Bloomberg, LP) of the Company's Common Stock for the five (5) Trading Days immediately preceding the date of conversion. The Conversion Price will be adjusted under Section 6 of the agreement in the cases of stock splits or recapitalizations.

     4. Registration Rights Agreement (debentures and conversion shares) dated August 14, 2001 between Flexxtech and individual debenture "Buyers." This agreement requires Flexxtech to file a registration statement with the SEC registering 300% of the number of shares which would be required to be issued if all the outstanding debentures and all interest thereon were to be converted on the date the registration statement is filed. It also requires notice of possible upward adjustments to prevent dilution in the event of stock splits or recapitalizations. Failure to timely file the required registration statement carries a penalty payable by Flexxtech to the debenture holders of 2% of the principle amount of outstanding debentures, per month.

     5. Equity Line of Credit Agreement dated August 14, 2001 between Flexxtech as seller, and DRH Investment Company, LLC and Dutchess Private Equities Fund, L.P.(the "Investors"). This agreement provides for the sale by Flexxtech to Investors, and requires Investors to purchase up to an aggregate purchase price of $10,000,000 in $.001 par value common shares of Flexxtech at a price equal to 91% of the Market Price of Flexxtech shares as reported on the OTC Bulletin Board or other market for the 10 consecutive trading day period beginning on the first trading day after Flexxtech issued Advance Notice requiring the Investors to advance funds to Flexxtech. Each Advance Notice will set forth a proposed Advance Date on which funds must be remitted to the Company. No advance notice may be submitted in less than thirteen days after any prior advance notice.

     6. Registration Rights Agreement dated August 14, 2001 between Flexxtech and "the Investors", i.e. and DRH and Dutchess L.P. This contract requires Flexxtech to file a registration statement within thirty (30) days of the date of the agreement covering all shares to be sold to the investors under the Equity Line of Credit Agreement that is, not less than 28,571,428 shares. If additional shares are subscribed, an additional registration statement or post-effective amendment must be filed to cover the additional shares.

     7. A series of debentures which have been purchased by twenty-three (23) individual investors for a cumulative purchase price of $310,000, and an additional tranche of debentures which have been sold to five (5) investors for additional cumulative consideration of 170,000, for a total gross purchase price of $480,000. The names, addresses, amount of investment and debenture number for each of these instruments are set forth under "Recent Sales of Unregistered Securities" herein.

     8. Two additional debentures, which are secured by a Giga 8800 Automatic CNC Drilling Machine owned by Flexxtech's subsidiary North Texas Circuit Board co., Inc., which debentures are in the amount of $180,000 and $60,000 in slightly different form, but subject to the same registration rights agreement and other attendant conditions as pertain to the first twenty-three debentures.

     9. An Escrow Agreement dated August 14, 2001 between Flexxtech, May Davis Group, Inc. and First Union National Bank which requires First Union National Bank to hold and disburse all funds received under the Convertible Note Securities Purchase Agreement and the Equity Line of Credit Agreement.

     This registration statement is filed in accordance with the requirements of the Registration Rights Agreements described above.

CAUTIONARY  STATEMENT  CONCERNING  FORWARD-LOOKING  STATEMENTS

     This prospectus contains forward-looking statements, including (without limitation) statements concerning possible or assumed future results of operations of Flexxtech and those preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," or similar expressions. For those statements, Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that various events could cause those results to differ materially from those expressed in such forward- looking statements: materially adverse changes in economic conditions in the markets served by the companies; competition from others in the same markets and other industry segments; the ability to enter, the timing of entry and the profitability of entering new markets; greater than expected costs; and other risks and uncertainties as may be detailed from time to time in Registrant's public announcements and SEC filings.

PROSPECTUS  SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the sections titled "Risk Factors," "Management Discussion and Analysis", "Management," and "Related Party Transactions" and the financial statements and the notes relating to the financial statements.

     At the beginning of fiscal 2000, our Company was essentially inactive and was conducting no significant business operations. Through the summer and fall of 2000 we made a number of acquisitions, including ownership of 100% of Mardock, Inc., a promotional clothing business, an interest in Accesspoint Corporation, an 82% interest in Opitv.com, a corporation engaged in the development of an interactive set top box designed to give the consumer high-speed internet access and enhanced communications as well as full computing capabilities in their homes or officer, and an interest in Ameri-First Financial Group . A significant number of these businesses are involved in the production of internet related products and technology. Additionally, on August 15, 2000 we acquired a 67% interest in Primavera Corporation which is the owner of 100% of the outstanding common shares of North Texas Circuit Board Company, Inc. ("NTCB") which is engaged in the manufacture of high-quality, high-technology, quick-turn printed circuit boards. NTCB is ISO 9002 certified, manufactures 28+ layers, uses exotic materials and provides 24-hour delivery. During the third and fourth quarters of 2000 and the first two quarters of 2001, we have attempted to manage, operate and improve all these interests and bring the Company into a position in which it can operate profitably. During that period we have learned that of all these business interests, the only one with any real likelihood of developing profitable operations is NTCB, and that all the remaining business assets are unproductive.

     NTCB's partial customer list includes Allied Signal, BAE Systems, Boeing Defense and Space Group, L3 Communication, Litton Marine Systems, Lockheed Martin Aeronotics, Lockheed Martin Fairchild, Northrop Corporation, Orbital Sciences Corp., Raytheon Co., Raytheon E-Systems, Rockwell International, Rockwell Communications, Texas Instruments, TRW, Caro Corp., and Westinghouse, most of whom are engaged in producing by direct contract or subcontract, military and defense equipment. In mid-2001 the Board of Directors determined that the costs, risks, and volatility of the internet market are too great to present a reasonable opportunity of profitable operations in that area for a company of our size. On the other hand, the far more developed and stable business sector in which NTCB operates, coupled with its far superior financial base, make the defense and government contracting sector far more attractive. Accordingly, the Board determined to divest all of Flexxtech's business assets except Primavera/NTCB and concentrate on operating NTCB and investing time, money and effort to improve its financial and business performance, and redirect our acquisition efforts to acquiring other business operating in that sector which would fit synergistically with the operations of NTCB.

RISK  FACTORS

     The following section outlines some of the risks of an investment in our shares. Our description of some of these risks includes forward-looking statements. Our actual results of operations could differ materially from those anticipated in these forward-looking statements. Potential investors should consider all outlined factors and risks, which are raised by our business strategy and the condition of the company before investing in Flexxtech.

WE HAVE ONLY OPERATED IN THE CIRCUIT BOARD PRODUCTION AND COMPUTER SOFTWARE AND HARDWARE MARKET FOR A SHORT PERIOD OF TIME.
Flexxtech has not operated in the circuit board production and distribution market or the computer hardware and software market prior to 2000. Our financial success will depend on the commercial acceptance of our services and products, particularly in the areas of defense and government contracting. Our experience with North Texas Circuit Boards has convinced us that our products are competitive and that we may, given the cost saving and efficiency measures we have initiated, be able to operate that company profitably, but no assurance can be given that these indications of product and technology acceptance will persist.

OUR  BUSINESS  MODEL  IS  UNPROVEN
Our success depends on the continued growth of government and defense contracting and our ability to identify and acquire undervalued businesses with what we view to be attractive potential in that area. Although we believe the government and defense contracting business is growing and that there are companies available for potential acquisition which are undervalued and might offer attractive business opportunities, we cannot guarantee the continuation of the growth of defense contracting or that we will be in a position to make any profitable acquisitions.

MANAGEMENT  MAY  NOT  BE  ABLE  TO  ACCOMMODATE  RAPID  GROWTH
     To manage our anticipated growth, we must continue to implement and improve our operational, financial and management information systems. We must also hire, train and retain additional qualified personnel, continue to expand and upgrade core technologies, and effectively manage our relationships with end users, suppliers and other third parties. If we expand as anticipated, expansion could place a significant strain on our current services and support operations, sales and administrative personnel, capital re-sources, and other company resources. There can be no assurance that our systems, procedures or controls will be adequate to support our operations, or that management will be capable of fully exploiting the markets we intend to serve. The failure to effectively manage our growth could adversely affect our business and financial results.

WE  EXPECT  TO  GENERATE  CONTINUED  OPERATING  LOSSES
Flexxtech has sustained operating losses in the past and expects such operation losses to continue for some time. The expected losses may continue during the foreseeable future.

OUR  OPERATING  RESULTS  ARE  LIKELY  TO  FLUCTUATE  SIGNIFICANTLY
We are unable to forecast our revenues with certainty because other than the operation of our circuit board subsidiary, our business plan contemplates the acquisition of new enterprises. We have no way of forecasting what our revenues or profitability will be in the future. Furthermore, our future operating results will be subject to annual fluctuations due to several factors, many of which are outside our control.

WE  OPERATE  IN  AN  INDUSTRY  WITH  RAPIDLY  CHANGING  TECHNOLOGY.
The printed circuit board industry and related technology business involve a broad range of rapidly changing technologies. There can be no assurance that our technologies will remain competitive over time, or that others will not develop technologies which are superior to ours which may render our products non-competitive. Our business may depend on trade secrets, know-how, continuing innovations and licensing opportunities to develop and maintain our competitive position. Others may independently develop equivalent proprietary information or otherwise gain access to or disclose our information. We cannot assure you that the confidentiality agreements on which we rely will provide meaningful protection of any trade secrets on which we may depend for success, or provide adequate remedies in the event of unauthorized use or disclosure of confidential information or prevent our trade secrets from otherwise becoming known to or independently discovered by our competitors.

POTENTIAL  INFRINGEMENT  OF  PROPRIETARY  RIGHTS  OF  OTHERS
Our commercial success may also depend in part on our not infringing the proprietary rights of others or not breaching technology licenses that cover technology we use in our products. Third-party patents may require us to develop alternative technology or to alter our products or processes, obtain licenses or cease some of our activities. If these licenses are required, we may be unable to obtain them on commercially favorable terms, if at all.

OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS IS IMPORTANT AND SPECULATIVE We have no way of predicting whether our marketing efforts will be successful in attracting new customers and acquiring substantial market share. We may not be able to develop products and technologies which will attract customers without which we cannot operate profitably.


WE  MAY  NEED  ADDITIONAL  CAPITAL
There can be no assurance that even if the maximum amounts are raised, the proceeds from our existing financing arrangements will be sufficient to enable us to initiate the development, production and marketing of competitive products. Accordingly, additional funds may be required to enable us to operate profitably. We currently have no bank borrowings or credit facilities, and there can be no assurance that Flexxtech will be able to arrange any such debt financing or that such financing, if available, will be on terms acceptable to the Company. In addition, there can be no assurance that the Company will be able to generate sufficient revenues to fund its capital requirements solely from operations once offering proceeds have been fully expended.

Accordingly, if debt financing is not available, we may be required to raise additional capital. In such event, there can be no assurance that we will be able to successfully consummate additional offerings of stock or other securities in order to meet such additional capital requirements, and if such additional offerings are successful, the value and voting power of the Shares purchased by investors in shares offered hereby may be diluted.

DEPENDENCE  ON  KEY  PERSONNEL
At this time, the Company is almost totally dependent upon Greg Mardock as its only operating officer of Flexxtech and on officers and directors of North Texas Circuit Board Company, Inc., the only business asset of Flexxtech that is producing significant revenues. Neither company maintains insurance on the lives of its officers, directors or key employees. The loss of their services would have a material adverse effect on the Company. In order to successfully perform our business plan, we will very likely require additional highly qualified technical and management staff. Hiring these individuals may require the provision of large incentives to technological workers employed by other companies. Employing qualified personnel is expected to be an issue with respect to each market into which we may wish to expand, and incentives may need to be provided in each case. Labor in other markets may also need to be employed from different areas, which will substantially increase our labor expense. We may be required to outsource supply and technology functions and may not be able to attract outsource providers necessary to effect our business plan.


EXISTING SHAREHOLDERS WILL BE ABLE TO EXERCISE CONTROL OF OUR COMMON STOCK AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF ALL SHAREHOLDERS Insider control of a large amount of our common stock will permit current stockholders to effectively control the business affairs of Flexxtech and permit them to make decisions which may not be in the best interest of minority stockholders. This could, in turn, have an adverse effect on the market price of our common stock. Present stockholders will be able to control the election of directors and all other matters subject to stockholder votes. This concentration of ownership may also have the effect of delaying or preventing a change of control of Flexxtech, even if this change of control would benefit shareholders.

NO  ASSURANCE  OF  PROFITABILITY
We may experience operating losses as we develop, produce and distribute additional products and services, de-emphasize other products and services and continue to develop our business. As a result, we may not be able to operate at a profit.

RISKS  ASSOCIATED  WITH  OFFERING  NEW  BUSINESS
We expect to introduce new and expanded services in order to generate additional revenues, attract more businesses, advertisers, subscribers, consumers and respond to competition. We also may in the future offer-expanded services facilitating the purhase of goods by consumers from our business customers or others. There can be no assurance that we will be able to offer new products or services in a cost-effective or timely manner or that any such efforts would be successful. Furthermore, any new service that we launch that is not favorably received by consumers could damage our reputation or our brand names. Expansion of our services in this manner would also require significant additional expenses and development and may strain our management, financial and operational resources. Our inability to generate revenues from such expanded services sufficient to offset their cost could have a material adverse effect on our business, financial condition and results of operations.

VOLATILITY  OF  STOCK  PRICES
The market for our common stock is highly volatile. The trading price of the common stock could be subject to wide fluctuations in response to, among other things, including but not limited to quarterly variations in operating and financial results, announcements of technological innovations or new products by our competitors or us, changes in prices of our products and services or our competitors= products and services, changes in product mix, changes in our revenue and revenue growth rates, and response to our strategies concerning software and the Internet. Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we do business or relating to us could result in an immediate and effect on the market price of the common stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many software and Internet companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the common stock.

OUR QUARTERLY OPERATING RESULTS ARE UNCERTAIN AND MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD NEGATIVELY AFFECT THE VALUE OF YOUR INVESTMENT
Our quarterly results of operations have varied in the past and are likely to vary significantly from quarter to quarter. A number of factors are likely to cause these variations, some of which are outside of our control.
Quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our future performance. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If our revenues are lower than expected, we could be adversely affected. In addition, during certain future periods our operating results likely will fall below the expectations of public market analysts and investors. In this event, the market price of our common stock likely would decline. See "Management's Discussion and Analysis."
                ----------------------------------------

RISKS  ASSOCIATED  WITH  POTENTIAL  ACQUISITIONS
As part of our business strategy, we may make acquisitions of, or significant investments in, as yet unidentified companies, products and technologies. Any such future acquisitions would be accompanied by the risks commonly encountered in acquisitions of companies. Such risks include, among other thing, the difficulty of assimilating the operations and personnel of the acquired companies, the potential disruption of our ongoing business, the diversion of resources from our existing businesses, sites and technologies, the inability of management to maximize our financial and strategic position through the successful incorporation of the acquired technology into our products and services, additional expense associated with amortization of acquired intangible assets, the maintenance of uniform standards, controls, procedures and policies, and the impairment of relationships with employees and customers as a result of any integration of new management personnel.

There can be no assurance we would be successful in overcoming these risks or any other problems encountered with such acquisitions, and our inability to overcome such risks could have a material adverse effect on our business, financial condition and results of operations.

LIMITED DIRECTORS LIABILITY COULD PREVENT STOCKHOLDERS FROM HOLDING DIRECTORS RESPONSIBLE FOR A LACK OF CARE
Our Certificate of Incorporation provides that our directors and officers will not be held liable to us or our stockholders for monetary damages upon breach of a director's fiduciary duty, except to the extent otherwise required by law.

POSSIBLE  SALE  OF  SHARES  HELD  BY  INSIDERS

We have previously issued shares of Common Stock that constitute "restricted securities" as that term is defined in Rule 144(a)(1)(iii) adopted under the Securities Act. Subject to certain restrictions, such securities may generally be sold in limited amounts one year after their acquisition and, in some cases, without restriction after a holding period of two years. Sale of significant numbers of shares pursuant to SEC Rule 144 would have an adverse effect on the market price of Flexxtech shares.

PENNY  STOCK  REGULATIONS
The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Prior to a transaction in a penny stock, a broker-dealer is required to:

1 deliver a standardized risk disclosure document prepared by the SEC that provides information

2 provides the customer with current bid and offers quotations for the penny stock;

3 explains the compensation of the broker-dealer and its salesperson in the transaction;

4 provide monthly account statements showing the market value of each penny stock held in the customer's account; and

5 make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's

6    written  agreement  to  the  transaction.


These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our shares becomes subject to the penny stock rules, investors may find it more difficult to sell their shares in the event they becomes otherwise freely resalable.

USE  OF  PROCEEDS

The shares of common stock covered by this prospectus are to be sold by our shareholders who will be entitled to all proceeds from such sales. Flexxtech will not receive any proceeds from the sale of the shares other than up to $10 million we may receive pursuant to our Equity Line of Credit Agreement with DRH and Dutchess L.P. when they purchase shares. .Investment Company LLC if we choose to put shares to DRH subject to the terms and conditions of our Equity Line of Credit Agreement and up to $39,600 we might receive upon the exercise of their warrants to purchase shares of our common stock which we have issued to May Davis. We intend to use the proceeds from puts to DRH and Dutchess L.P. and proceeds from May Davis on the exercise of their warrants for working capital and other general corporate purposes.

DETERMINATION  OF  OFFERING  PRICE

The price at which the shares may be put to DRH and Dutchess L.P. pursuant to the Private Equity Subscription Agreement will, subject to certain conditions, be 91% of the weighted average bid price of Flexxtech shares in the National Association of Securities Dealers Over-The-Counter Electronic Bulletin Board for the ten trading days following each Put issued to DRH and Dutchess L.P., by Flexxtech. Accordingly, no set price per share can presently be established for the offering.

The selling stockholders are at liberty to sell shares pursuant hereto in any manner they may elect, including selling shares through registered broker dealers at market, or through negotiated transactions with any person at any price.

DILUTION

Since the shares are not being offered at any specified offering price, but are to be subscribed at prices to be determined by the future public market for Flexxtech common shares, we cannot determine the effect, if any, that sale of the shares will have on the book value of our common shares. However, based on the current price of our shares, the number of shares to be offered hereby will very likely constitute, when issued, a majority of the shares of Flexxtech outstanding after the offering period with the result that purchasers of shares hereunder will have the right to elect all the directors of Flexxtech and thereby be in control of its affairs.

SELLING  SECURITY  HOLDERS

DRH Investment Company, LLC, a Delaware Limited Liability Company ("DRH") and Dutchess Private Equities Fund, L.P. ("Dutchess L.P.") intend to subscribe to purchase all the shares to be offered by Flexxtech pursuant to the Equity Line of Credit Agreement, a copy of which is appended hereto as Exhibit 99. You are encouraged to read this Exhibit as it contains details regarding the arrangement by which DRH and Dutchess L.P. have agreed to purchase up to $10 million in common shares of Flexxtech over a period of time not to exceed three years. The amounts and prices of various tranches of the securities, and the fact that DRH and Dutchess L.P. intend to redistribute the securities through the market. At this time, neither DRH nor Dutchess L.P. or any of their affilliates are officers, directors or the registered or beneficial owners of more than 5% of the outstanding common shares of Flexxtech, and do not now have, and have not ever had any relationship with Flexxtech, its affiliates or promoters, except the Agreement appended hereto as Exhibit 99. DRH and Dutchess L.P. will be a selling security holders of the shares they purchase pursuant to the Equity Line of Credit Agreememt. Except for shares which they may purchase prior to the effective date of the registration statement of which this prospectus is a part, neither DRH nor Dutchess L.P. presently own any common shares or other equity securities of Flexxtech. DRH and Dutchess L.P. intend to re-sell some or all of the securities they purchase pursuant too the Equity Line of Credit Agreement for their own account for their own accounts in reliance on this registration statement. Accordingly, it cannot yet be known the percentage of common shares of Flexxtech of which it will be the owner after the offering is completed.

                              SELLING SHAREHOLDERS

                                 FLEXXTECH  CORP.

                    31,771,428  SHARES  OF  COMMON  STOCK

     Up to 31,771,428 shares of common stock are being offered by certain persons who are, or will become, stockholders of Flexxtech Corp. Please refer to Selling Stockholders beginning on page 39 (see page 2 for Selling
Stockholders related to the Equity Line of Credit). Of that total, two stockholders will sell up to 28,571,448 shares of common stock in this offering that they received pursuant to the Equity Line of Credit, and thirty stockholders will sell up to 2,700,000 shares of common stock in this offering that they received through conversion of convertible debentures. Flexxtech is not selling any shares of common stock in this offering; therefore, none of the proceeds of sale from this offering will go to us. We will, however, receive proceeds from our sale of common stock under the Equity Line of Credit to the two stockholders whose shares are registered for their resale and have received proceeds through the sale of the convertible debentures.

The following table presents information regarding the selling shareholders. Pursuant to the Equity Line of Credit, DRH and Dutchess L.P. have agreed to purchase up to $10,000,000 of common stock from us. None of the selling shareholders have held a position or office, or had any other material relationship, with Flexxtech, except as follows:

Pursuant to the Placement Agent Agreement we are obligated to pay May Davis Group, Inc. a placement fee of 2.8% of the gross proceeds of each dollar amount to be paid to us on a respective advance closing date, which amount shall be paid directly out of escrow, and 8% of the aggregate amount of Debentures sold. We also issued five year warrants to May Davis to purchase an aggregate of 300,000 shares of our common stock exercisable at $1.80. Also the following brokers at May Davis have been issued the following number of shares: Hunter Singer 30,000 shares; Owen May 37,500 shares; and Michael Jacobs 7,500 shares.

DRH is one of the investors under the Equity Line of Credit. All investment decisions of DRH are made by its three managing members, Alfred Hahnfeldt, Hunter Singer and David Danovitch. Neither DRH nor its agents has a short position or has had a short position at any time since the Equity Line of Credit was executed on August 14, 2001.

Dutchess L.P. is one of the investors under the Equity Line of Credit. All investment decisions of Dutchess L.P. are made by its general partner Dutchess Capital Management, LLC, a Delaware limited liability company. The Managing members of Dutchess Capital Management, LLC are Michael A. Novielli and Douglas
H. Leighton. We are issuing to Dutchess L.P., as a commitment fee, 20,000 shares of Common Stock. Neither Dutchess L.P. nor its agents has a short position or has had a short position at any time since the Equity Line of Credit was executed on August 14, 2001.

Dutchess Advisors, Ltd. a New York corporation is one of the investors under the Equity Line of Credit. Dutchess Advisors is acting in an advisory capacity to Dutchess L.P. in connection with the Equity Line of Credit and accordingly we have agreed to pay the advisory fees of Dutchess Advisors. We are issuing to Dutchess Advisors 55,000 shares of Common Stock. Dutchess Advisors shall also receive 2.8% of the gross proceeds of each dollar amount to be paid to us on a respective advance closing date, which amount shall be paid directly out of escrow. All investment decisions of Dutchess Advisors are made by its two directors Michael A. Novielli and Douglas H. Leighton. Neither Dutchess Advisors nor its agents has a short position or has had a short position at any time since the Equity Line of Credit was executed on August 14, 2001. Market Force, Inc. has performed consulting services for the Company concerning these transactions for which the Company has agreed to pay Market Force, Inc. 1.4% of the gross proceeds of each dollar amount to be paid to us on a respective advance closing date, which amount shall be paid directly out of escrow. Additionally, we have agreed to pay Market Force, Inc. 50,000 shares of our common stock for their services.

EQUITY  LINE  OF  CREDIT

         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell up to 28,571,428 shares of common stock for a total purchase price of $10,000,000. If we request an advance under the Equity Line of Credit, DRH and Dutchess L.P. will purchase shares of common stock of Flexxtech for 91% of the lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 10 trading days immediately following the date we request the advance. DRH and Dutchess L.P. intend to sell any shares purchased under the Equity Line of Credit at the market price. DRH and Dutchess L.P. cannot transfer their interest in the Equity Line of Credit to any other person.

         The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission.

         ADVANCES. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to DRH and Dutchess L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every thirteen trading days.

         MECHANICS. We may, at our discretion, request advances from DRH and Dutchess L.P. by written notice, specifying the amount requested up to the maximum advance amount. A closing will be held thirteen trading days after such written notice, at which time we will deliver shares of common stock and DRH and Dutchess L.P. will pay the advance amount. We have the ability to determine when and if we desire to draw an advance.

         COMMITMENT PERIOD. We may request an advance at any time during the commitment period. The commitment period begins on the date the Securities and Exchange Commission first declares the accompanying registration statement effective. The commitment period expires on the earliest to occur of (i) the date on which DRH and Dutchess L.P. has made advances totaling $10,000,000 or
(ii) three years from the date that this registration statement is declared effective.

         AMOUNT REQUESTED AND AMOUNT REQUIRED TO BE FUNDED. We may not request advances in excess of a total of $10,000,000. In addition, each individual advance is subject to a maximum advance amount based on an average daily volume of our common stock. The maximum amount we can request for each advance is equal to 200% of the average daily volume of our common stock for the 40 trading days prior to the date we request an advance multiplied by the lowest closing bid price of our common stock for the 40 trading days prior to the date we request such an advance, but in no event more than $1,000,000.

     DRH and Dutchess L.P. are required to purchase from Flexxtech during the 10 trading days immediately following the date we request an advance that amount equal to the lesser of (i) 15% of the total average daily volume during the applicable 10 day period times (x) the lowest bid price of our common stock during the specified period or (ii) the amount we requested in our advance request.

         By way of illustration only, if we had requested an advance on December 3, 2001, then the 40 trading day average volume would have been 25,195 shares and the lowest closing bid price of our common stock for that 40 trading day period would have been $ 0.75. Accordingly, the maximum amount we could have requested would have been $37,793 (I.E., 200% multiplied by 25,195, multiplied by $0.75). The aggregate trading volume for the 10 trading days after December 3, 2001 would have been 310,800 shares and the lowest closing bid price during such 10 trading day period would have been $0.85. Accordingly, we would receive funding of the full amount of the $37,793 requested since 310,800 multiplied by 15%, multiplied by $0.85 is more than our advance request. As such, unless our common stock's average trading volume or stock price increases significantly and thereby increases the amount of advances available under the Equity Line of Credit, we will only be able to drawn down a portion of the $10,000,000 available under the Equity Line of Credit.

         REGISTRATION RIGHTS. We granted to DRH and Dutchess L.P. certain registration rights. The registration statement accompanying this prospectus will register such shares upon effectiveness. The cost of this registration will be borne by us.

         NET PROCEEDS. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $25,000 consisting primarily of professional fees incurred in connection with registering 28,571,448 shares in this offering.

         USE OF PROCEEDS. We intend to use the net proceeds received under the Equity Line of Credit for general corporate purposes. Please see "Use of Proceeds."

PLAN  OF  DISTRIBUTION

SALES OF SHARES BY FLEXXTECH TO DRH INVESTMENT COMPANY LLC. AND DUTCHESS PRIVATE EQUITIES, L.P. Flexxtech has entered into a Equity Line of Credit Agreement with DRH Investment Company, LLC, a Delaware Limited Liability Company, and Dutchess

Private Equities Fund, L.P. by which DRH and Dutchess L.P. have agreed to purchase all the Flexxtech common shares which may be offered by this prospectus. The agreement permits Flexxtech to issue Puts for up to an aggregate purchase price of $10,000,000 in Flexxtech common stock to DRH and Dutchess L.P. from time to time over a period of three years, under which DRH and Dutchess L.P. are obligated to purchase the common stock at a price equal to the product of (a) the market price of such shares during the ten trading days after any Put notice to DRH and Dutchess L.P., times (b) 91% (being 100% less the initial discount of 9% provided by the agreement) or, in the event of an adjustment of the initial discount, 90.1%. A copy of this agreement is appended as Exhibit 99 to this prospectus. The shares offered by Flexxtech to DRH and Dutchess L.P. will, unless a registration statement is then in effect covering the shares, be issued in reliance on the exemption from registration provided by 'Section 3(b) of the Securities Act of 1933 and Rule 506 of Regulation D, promulgated hereunder. DRH and Dutchess L.P. intend to resell the securities into whatever public market for Flexxtech shares exists at the time, pursuant to the registration statement of which this prospectus is a part.

RESALE OF SHARES BY DRH AND DUTCHESS L.P.  It is anticipated that such resale of
-----------------------------------------
the shares acquired by DRH or Dutchess L.P. will be affected through broker dealers and market makers in Flexxtech shares. Selling brokers will be required to deliver a prospectus to any potential purchasers of such shares as a condition of such sales. DRH and Dutchess L.P. may from time to time offer the Common Stock with discounts, concessions or commissions, through registered broker dealers, or selling agents registered as such in any states where they may offer the shares. DRH and Dutchess L.P. and any brokers, dealers or agents who participate in the distribution of the Common Stock are "underwriters", and any profits on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed underwriting discounts and commissions under the 1933 Act. DRH and Dutchess L.P. are underwriters, and are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the 1933 Act and Section 10(b) and Rule 10b-5 under the 1934 Act. The Common Stock may also be sold by DRH and Dutchess L.P. from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The Common Stock may be sold by one or more of the following methods: block trades in which the broker or dealer so engaged will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principals to facilitate the transactions; purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; ordinary brokerage transactions including sales on the OTB Bulletin Board; face-to-face transactions between DRH and Dutchess L.P. and purchasers without a broker-dealer; through the writing of options; and other transactions. At any time a particular offer of the Common Stock is made, we will distribute a revised prospectus or prospectus supplement, if required, which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions, concessions and other items constituting compensation in such proposed transactions and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. We will file the prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, with the SEC to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

Under applicable rules and regulations under the 1934 Act, any person engaged in a distribution of the shares may not simultaneously engage in market-making activities with respect to such shares for a period of one or five business days prior to the commencement of such distribution. In addition to, and without limiting the foregoing, any other person participating in a distribution will be subject to the applicable provisions of the 1933 Act and the rules and regulations there under, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the shares. In order to comply with certain state securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. All of the foregoing may affect the marketability of the shares.

LEGAL  PROCEEDINGS

     Mardock, Inc., which until recently was a wholly-owned subsidiary of our subsidiary Flexxtech Holdings, Inc., became the holder of a secured promissory note in principal amount of $1,270,000, accruing interest at 10% per annum, in regard to the sale of 500,000 shares of our common stock. The note was made by Ameri-First Financial Group, Inc., is secured by the assets of Ameri-First and is due ondemand. Mardock, Inc. has made demand for payment and Ameri-First Financial Group, Inc. has failed to pay. The Note was Settled after a complaint was filed on January 3, 2001 The complaint was filed in the Los Angeles County superior Court. The Complaint was amended on January 5, 2001. The amended complaint includes causes of action for breach of promissory note, common counts and foreclosure of security interest. The amended complaint seeks unpaid principle, interests and attorney fees and costs. The amended complaint names Ameri-First Financial Group, Inc., Pacific Sports Holdings, Inc., Oregon Outerwear, Inc., Tahoe Pacific Corporation, Southbay Golf, Inc. and outback Apparel group, Inc. as defendants Any and all of the interest of Flexxtech Corporation and Flexxtech Holdings in this lawsuit were assigned to Mardock, Inc. in connection with the divestiture of all of Flexxtech Holding's interest in Mardock, Inc.

On April 26, 2001 a suit filed in Los Angeles Superior Court was brought against the Company and certain officers and directors by Robert Eubanks, Larry Donizetti and Luminary Venture, Inc. The complaint is for breach of contract among other actions. The Company has denied all claims and is considering filing a counter suit for breach of contract and for filing a frivolous suit among other claims. Management will rigorously defend itself. Management also believes that a settlement will be reached. Management also feels that this action is not material to the business of the Company. Robert Eubanks, President of Luminary Venture, Inc., was retained by the Company to provide public relations and promotional services. Robert Eubanks, under the agreement, was to act as Company spokesman. The agreement called for Luminary to receive stock and options in the company and a monthly cash retainer.

     The Company is not aware of any other legal action or pending legal action at this time.

DIRECTORS,  AND  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS

     The names and ages of all of our directors and executive officers, along with their respective positions, term of office and period such position(s) was held, is as follows:

Name              Age     Position  Held  (1)
----              ---     -------------------

Greg  Mardock     46      President,  Chairman  of  the  Board  of
                          Directors  and  Director.


Khanh  Tran       36      Director.

David  Pimentel   31      Director

(1) Each of the above individuals will serve in their respective capacities until the next annual meeting of the shareholders or until a successor is duly qualified and elected.

BIOGRAPHICAL  INFORMATION  ON  OFFICERS  AND  DIRECTORS

     Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

GREG MARDOCK, age 46, currently serves as President and Secretary and has served as a Director of our Company since April 2000. Mr. Mardock also serves as the President and CEO of Mardock, Inc., a subsidiary of Flexxtech Hodlings, IncMardock, Inc. designs, manufactures, and distributes corporate promotional products. Mardock is developing its e-commerce site to become the premier corporate promotional company on the Internet. Mr. Mardock is also a Partner in Oregon.com, a statewide portal providing information on the State of Oregon, and in Oregon Interactive, an e-commerce site designer and developer. He further serves as the President of Sterling Golf, Inc., a golf equipment distributor. From 1976 to 1986, Mr. Mardock served as Founder and President of Sports Graphics, Inc. and has designed and produced products for Nike's Sports Apparel Program, Speedo Swimwear, Guess Athletic, K Swiss Footwear, and Panasonic, among others.

 KHANH TRAN, age 36, has served as a Director of our Company since April 2000. Since 1994, Mr. Tran has served as Chairman, President, CEO and founder of Chameleon Technology, Inc., a fiber channel design and development company, which was acquired by Applied Micro Circuits (NASDAQ: AMCC) in March 2000. Mr. Tran has lead design teams at Motorola, Boeing, Atmel, Applied Materials,
Rockwell,  LSI  Logic  and  Western  Digital.  Mr.  Tran has also served as Vice
President of Design Engineering with California ASIC Technical Services, Inc. from May 1992 to November 1994. From 1988 to 1992, Mr. Tran served as a Design Manager for Lasarray Corporation. Mr. Tran holds a BS degree in Electrical Engineering from the University of California, Irvine and an MBA from California State University, Fullerton.

DAVID  PIMENTEL,  age  31,  has  served as a Director of our Company since April
2000. Mr. Pimentel currently serves as the Chief Information Officer for Absolute Internet Marketing, Inc. where his responsibilities include the design, installation and maintenance of networking infrastructure for multi-million dollar project s. From 1998 to 2000, Mr. Pimentel served as the Chief Information Officer, Secretary and Co-Founder of ivenue.com, a developer of a complete electronic commerce suite for management of online stores utilizing a web browsers. From June 1997 to January 1999 Mr. Pimentel served as the Chief Information Officer and Partner of Top Level Design, Inc. Mr. Pimentel served as a network manager and systems analyst for the University of Southern California from 1994 through 1998 and also served as a PC/LAN Analyst for the Walt Disney Company from 1995 through 1997. Mr. Pimentel studied
Computer  Science  at  the  University  of  Southern  California.

BIOGRAPHICAL INFORMATION REGARDING EDWARD FEARON, OFFICER AND DIRECTOR OF PRIMAVERA CORPORATION AND NORTH TEXAS CIRCUIT BOARD COMPANY, INC., our only present business asset which is producing significant current revenues.

EDWARD FEARON, age 56, serves as CEO and Director of a subsidiary of Flexxtech Holdings, Inc., Primavera Corporation, and Chairman of North Texas Circuit Board Company and has agreed to serve as CEO and Director of our Company upon execution of an employment agreement. Mr. Fearon, a physicist, filed his first United States Patent Application in 1966 and for a period of more than thirty years has been engaged in the research, development and invention of devices in the Electronics Article Surveillance and other industries and holds 126 United States and foreign patents. Mr. Fearon is regarded as the founder of the Electronic Article Surveillance field. His Patents are the grandfather, or original patents in the field. His patents in the field were licensed to 3M and Sensormatic and are for protection of books, audio and videotapes, clothing and other merchandise. Early in his career, Mr. Fearon first served with ElectroChemical Laboratories In Tulsa, Oklahoma where he conducted research for Sinclair Research (division of Sinclair Oil & Gas) and the Williams Brothers Companies (pipeline & energy) on Radio Carbon 14 and Nuclear Magnetic Resonance nondestructive non-contact analysis: magnetometers for pitch/yaw of missiles and gradiometer magnetic field mapping of magnetite of planet earth for prediction of oil fields: flaw/defect detection and analysis in buried pipelines; geophones for seismic data for prediction of oil fields. Mr. Fearon in 1969 joined Standard Engineering & Manufacturing Co. (SEMCO) as Vice President of R&D where their principal business was Electronic Article Surveillance. In 1971 Mr. Fearon was the founder and President of S D & E, Inc. dba Systems Development & Engineering, an engineering firm. He managed this company until 1986. In 1973 Mr. Fearon became the managing partner of Martin Wholesale, Inc. a national distributor for Sony, Panasonic, Sharp, Hitachi and other commercial lines. He managed this company until 1998 when it was acquired by Fox Electronics. In 1998 Mr. Fearon served as Chairman of the Board and Chief Executive Officer of a public company, EAS Technologies, Inc. which was acquired and served as director of Canyon Creek National Bank and a member of the loan and discount committee. Mr. Fearon was the founder, President and majority shareholder of Computer Crossroads of America, Inc., a designer, integrator and manufacturer of defense related computer equipment from 1979 until 1995. CCA had annual revenues in the range of $20 million and employed an average of fifty people. Mr. Fearon was responsible for all administration with actual involvement in all departments including purchasing, engineering, production, finance, accounting and sub-contract management. Mr. Fearon has extensive experience in the area of Government contracting including preparation, negotiation, and management of SF1411/1412 proposals and contracts. Mr. Fearon has an extensive working knowledge of FAR, and FAR requirements. He has also administered Corporate/Divisional Material Agreement negotiations and contracts as well as contracts with customers such as General Dynamics, Fairchild Communications and Electronics Co., McDonnell Douglas, Boeing, U.S. Army and the U.S. Air Force. Mr. Fearon holds Security Clearances. Mr. Fearon has agreed to serve as CEO and Director of our Company upon execution of an employment agreement which cannot be signed until we are able to provide Officers' and Directors' Liability Insurance for his benefit. No such agreement has yet been signed.

     Mr. Fearon has conditionally agreed to become an officer and director of Flexxtech, Inc. if and when we have completed negotiations for an employment agreement with him. He has, however, made it clear that he will not execute any such agreement unless and until we provide officers and directors liability insurance in his favor. Our Company does not presently maintain key man life insurance coverage with respect to any of its officers, directors, or key employees; but intends to acquire errors and omissions as well as life insurance for our officers and directors as soon as possible. There is no assurance we will be able to obtain insurance policies acceptable to Mr. Fearon or others.

FAMILY  RELATIONSHIPS

     There are no family relationships among our directors and/or executive officers.

INVOLVEMENT  IN  OTHER  PUBLIC  COMPANIES

     None of our directors are involved in other public companies that would be described as reporting" companies.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

     To the knowledge of our management, during the past five years, no present or former director, executive officer, or person nominated to become a director or executive officer of our Company:

    (1) Filed a petition under federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (2) Been named as a defendant in any criminal proceeding (excluding traffic violations and other minor offences);

    (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his/her involvement in any type of business, securities or banking activities;

    (4) Was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission, to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

Our stockholders elect our Board of Directors annually. Directors receive no cash compensation for their services to us as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

The  Audit  Committee  currently consists of  Greg Mardock, Khanh Tran and David
Pimentel. The Audit Committee recommends engagement of our independent certified public accountants, and is primarily responsible for reviewing and approving the scope of the audit and other services performed by our independent certified public accountants and for reviewing and evaluating our accounting principles and practices, systems of internal controls, quality of financial reporting and accounting and financial staff, as well as any reports or recommendations issued by the independent accountants. These officers and directors of the Company also comprise our Compensation Committee.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of September 30, 2001 by (I) each person known by us to beneficially own 5% or more of the shares of outstanding common stock, (ii) each of our executive officers, directors, promoters and key management, and (iii) all of our executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold voting power.


 (1)                 (2)               (3)          (4)
Title of          Name and          Amount and   Percent of
Class            Address of          Nature of      Class
                 Beneficial         Beneficial
                   Owner              Owner

Common         Cede & Co.            1,771,859      10.6%


Common         Edward Fearon          2,729250      16.4%
               14908 Havenshire Place
               Dallas, TX 75240
--------------------------

The following table sets forth the amount and nature of beneficial ownership of each of the executive officers and directors of our Company. The information below is based on 16,663,515 shares issued and outstanding as of September 30, 2001.


(1)                        (2)                            (3)                      (4)
Title of                Name and                          Amount and             Percent of
Class                   Address of                        Nature of              Class
                        Beneficial                        Beneficial
                        Owner                             Owner
Common              Greg Mardock                        783,333 shares            4.7 %
                    P.O. Box 812
                    McMinnville, OR 97128

Common              Mardock.com, Inc.                   650,000 shares            3.9 %
                    P.O. Box 812
                    McMinnville, OR 97128

Common              VLK Capital Corporation(3)          6,025,000 shares          36.1%
                    P.O. Box 812
                    McMinnville, OR 97128

Officers & Directors
as a group                                              7,458,333 shares         44.76%

(1) Mr. Fearon has agreed to serve as CEO and Director of our Company upon execution of an employment agreement and Directors and Officers Insurance


(2) (3) Greg Mardock is a shareholder, officer and director of Mardock.com, Inc. and an Officer and Director of VLK Capital Corporation.



DESCRIPTION  OF  SECURITIES

CAPITAL  STOCK
     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share.

COMMON  STOCK
     Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, par value $.001 per share, 16,663,515 of which were issued and outstanding on September 30, 2001. All shares which are the subject of this prospectus, when issued and paid for, will be validly authorized and issued, fully paid and non-assessable.

VOTING RIGHTS. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board of Directors is elected annually at each annual meeting of the stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the voting power of Flexxtech can elect all of our directors. See "Principal Stockholders" and "Risk Factors" Concentration of Stock Ownership in Management".

DIVIDEND POLICY. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our Board of Directors out of the funds legally available therefore. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since inception and presently anticipate that all earnings, if any, will be retained for development of our business. We expect that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on the common stock will ever be paid.

MISCELLANEOUS RIGHTS AND PROVISIONS. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of Flexxtech, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of Flexxtech after satisfaction of all liabilities.

TRANSFER  AGENT

     The  transfer  agent  for  the  Common  Stock  of Flexxtech Corporation is:
          Pacific  Stock  Transfer
          500  East  Warm  Springs
          Suite  240
          Las  Vegas,  NV  89119
          Telephone:  (702)  433-1228

INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     No expert or counsel within the meaning of those terms under Item 504 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee, of Flexxtech. Nor does any such expert have any contingent based agreement with Flexxtech or any other interest in or connection to Flexxtech.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Article  VIII  of  the  By-laws  Flexxtech Corporation provides as follows:

     Except as hereinafter stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

     Article  VIII  of  the  Articles  of  Incorporation  states  that:

The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Under the foregoing provisions of our Certificate of Incorporation and By-Laws, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the Registrant, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. If unsuccessful in defense of a suit brought by or under the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to the Registrant, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

     As soon as may be practicable, the Registrant expects that its officers and directors will be covered by officers' and directors' liability insurance in an amount to be determined by the Board of Directors which will include reimbursement for costs and fees. The Registrant expects to enter into Indemnification Agreements with each of its executive officers and directors which will provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee, as defined.

     Article IX of the agreement between Flexxtech and DRG and DRH and Dutchess, L.P. which is attached hereto as Exhibit 99 contains a provision by which Flexxtech has agreed to indemnify DRH and Dutchess, L.P. against certain claims and losses, included claims and losses which may arise from DRH and Dutchess L.P.'s role as an underwriter in the distribution of Flexxtech shares. However, no director, officer or controlling person of Flexxtech is covered by any such provision or is an officer, director or affiliate of DRH and Dutchess, L.P

COMMISSION POSITION ON INDEMNIFICATION OF OFFICERS AND DIRECTORS FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933

     Flexxtech has been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Secureities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Flexxtech pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by Flexxtech of expenses incurred or paid by a director, officer or controlling person of Flexxtech in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Flexxtech will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed int he Securities Act and will be governed by the final adjudication of such issue.

ORGANIZATION  WITHIN  LAST  FIVE  YEARS

     Flexxtech Corporation was organized under the laws of the State of Nevada on March 24, 1998 as Color Strategies, Inc.

     To the knowledge of present management, the only transactions entered into between Flexxtech and any officer, director or beneficial owner of common shares of the Company constituting more than 5% of the number of such shares outstanding are the following:

     On May 10, 2000 we entered into an agreement for the purchase of 1,500,000 shares of common stock of Infinite Networks, Inc. from Sierra Nevada Advisors, Inc., a Nevada Corporation. The purchase price for the shares of Infinite Networks, Inc. was the sum of $375,000 paid in shares of common stock of our Corporation in the amount of 1,500,000 shares. The transaction was intended to be a tax-free exchange.

     On June 15, 2000, our wholly-owned subsidiary, Flexxtech Holdings, Inc., entered into a Stock Purchase and Share Exchange Agreement with Riverdale Development, S.A. In accordance with the terms of the agreement, we bought shares of common stock of the following Corporation from Riverdale Development,
S.A.:

     Corporation               Number  of  Shares         Value
     -----------               ----------------        -----------
     Accesspoint  Corporation     100,000              $450,000.00
     Easyrider,  Inc.             100,000              $100,000.00
     AmeriFirst  Financial        100,000              $200,000.00
     Opitv.com                    180,000              $180,000.00

                                     TOTAL             $930,000.00

     We paid Riverdale, S.A. 1,500,000 shares of our common stock as the purchase price for the purchase of the above shares.

1. Upon instruction from Sierra Nevada Advisors and Riverdale, S.A. VLK Capital Corporation a Nevada Corporation, were issued the total of 3,000,000 shares from these transactions.

2. On April 26, 2000 Flexxtech acquired 100% of the issued and outstanding common stock of Mardocks, Inc. in exchange for 900,000 common shares of Flexxteck, 600,000 of which were issued to Mardock.com, Inc., an Oregon corporation controlled by Greg Mardock, President of Flexxteck. No shares of Flexxtech are registered to Mr. Mardock individually. On July 1, 2001, the Company resold Mardock, Inc. to Mardock.com, Inc., a corporation owned and controlled by Greg Mardock in exchange for 200,000 common shares of the Company.

3. From January 1 through September 30, 2001 Flexxtech issued 6,982,661 to major shareholders for $2,236,423 of which 6,429,333 common shares were issued to VLK Capital Corporation in exchange for consulting and other services performed on behalf of Flexxtech by Greg Mardock and other management advisors which the Company has valued at $1,286,000. Of these shares, 783,333 shares were subsequently transferred to Greg Mardock, president of the Company, and an additional 2,646,000 were transferred to Edward Fearon, an officer and director of Primavera Corporation and North Texas Circuit Board, and 500,000 were transferred to Raymond Craig, a shareholder.

     When issued, none of these shares were registered under the Securities Act of 1933, as amended (the "Act").. The shares were issued in reliance on the exemption from registration provided by ' 4(2) of the Act for transactions by an issuer not regarding any public offering. The facts relied upon by Flexxtech to support its entitlement to rely on this exemption include, without limitation, the following:

     i. At or about the time the shares were issued to them, each of the recipients had been fully informed of the business and financial affairs of that Company, including all material facts related to its organization and business status. As a result of having received this information, each investor was sophisticated regarding the affairs of Flexxtech and was fairly apprized of material facts thereabout sufficient to permit him to accurately evaluate the risk in his investment in Flexxtech shares.

     ii. Each investor has been advised, and has acknowledged that the shares being purchased are "restricted securities as that phrase is defined by paragraph (a)(3)(i) of SEC Rule 144 under the Act. The resale restrictions imposed on such shares have been explained to them to their satisfaction, and that they have been informed of the conditions under which limited quantities of their shares may be resold without registration.

     iii. Each subscriber has executed a written consent to placement of a legend on each certificate representing their shares indicating that the shares have not been registered under the Act and may only be resold if registered, or if an exemption from registration is available to cover any proposed sale. Each subscriber has also consented, in writing, to the placement of stop transfer instructions against their shares unless a registration is in effect covering the shares or unless the availability of an exemption from registration has been established to the satisfaction of counsel for the Company.

        iv. These stockholders have acknowledged their awareness that their ability to resell all or any part of their shares may depend on there being publicly available, at the time of any such proposed sale, current public information regarding Flexxtech and that though the Company has expressed its intention to makes such current public information available, it has made no representation that such current public information will be available at any particular time.

        v. Each subscriber has received notice that the only safe harbor which is available to permit sale of all or any part of their shares without registration is SEC Rule 144, that the exemption provided by that Rule and 4(1) of the Act will not be available for a period of at least one year after their shares are issued, and that they may, in fact, be required to hold their shares for a substantial period of time thereafter.


PAGE>

        vi. Each subscriber has represented that the Flexxtech shares have been purchased for investment and not with a view to distribution. In connection with that representation, each subscriber has attested that he or it has sufficient resources to meet ongoing business or living expenses, and can afford to hold the Flexxtech shares for an undetermined period of time, strictly for investment.

     The shares issued in each transaction are "restricted securities" under the definition of that term found in paragraph (a)(3)(i) of Rule 144 under the Act.

     4. On July 1, 2001 the Company exchanged a promissory note in the face amount of $900,000 due and owing to Flexxtech from VLK Capital Corp. the Company's principal stockholder, to VLK Capital in exchange for 450,000 common shares of Flexxtech which were held by VLK. Flexxtech recorded the shares it received at a value it considered fair for such number of shares. The exchange resulted in a loss to the Company of $820,000 which has been reflected as an extraordinary loss on the Company's financial statements.

     5. On July 1, 2001, 100,000 shares of Easyriders, Inc. which were valued upon acquisition at $100,000 were sold to to a shareholder in exchange for 25,000 common shares of Flexxtech resulting in a loss of $23,750

     6. On July 1, 2001 the Company exchanged its 225,000 shares of Accesspoint Common stock for 450,000 shares of common stock of Flexxtech with a shareholder.

     7. The Ameri-First Shares remain in the company, but currently have no value.

To the knowledge of Flexxtech, the foregoing constitute all the transactions between Flexxtech and officers, directors or controlling stockholders during the last two years.

DESCRIPTION  OF  BUSINESS

HISTORY

     We were originally incorporated in the State of Nevada as Color Strategies on March 24, 1998. On October 1, 1999, we created a wholly-owned subsidiary named Infinite Technology Holding, Inc. We changed our name to Infinite
Technology Corporation on December 23, 1999. On May 4, 2000, we changed our name from Infinite Technology Corporation to Flexxtech Corporation. On the same date, May 4, 2000, the name of our wholly-owner subsidiary was changed from Infinite Technology Holding Corporation to Flexxtech Holdings, Inc., which is referred to in this report as "Flexxtech Holdings." Flexxtech Corporation is sometimes referred to in this report as "our Company."

     At the time we were named Color Strategies, our business purpose was creating and presenting self-improvement and motivational seminars which utilized the concept of image and style enhancements. At the time that we changed our name to Infinite Technology Corporation we also changed our business focus to acquiring, developing, operating and investing in emerging technology growth companies. During the last few months, we have determined to divest, and have divested the Company of certain unproductive business assets and have concentrated our efforts, through our wholly-owned subsidiary, Flexxtech
Holdings in acquiring, developing, operating and investing in profitable companies in technology, concentrating on companies engaged in the military and government contracting businesses. Our objective is to build long-term capital appreciation for our shareholders.

BUSINESS

     Until recently, our investment objective has been to seek long-term capital appreciation by Investing, through our subsidiary, Flexxtech Holdings, Inc., in primarily emerging growth technology companies and those companies positioned to benefit from the growth of the Internet and intranets. We spent approximately one year attempting to acquire businesses operating in the following categories:
Data Storage, Internet Infrastructure, Wireless Technologies, Computer Software, Computer Networking, Financial Services, Telecommunications, Networks/Equipment and Services, Semiconductor and Circuit Board Manufacturing, Equipment and Electronic Manufacturers and Services,

     Since the acquisition of an indirectly held position in shares of North Texas Circuit Board by Flexxtech Holdings, we have been evaluating the performance of that company as compared to our other business assets and ascertained (1) that almost all our income has been derived from the operation of North Texas Circuit Board, (2) that our other business assets are largely unproductive and of little or no actual net worth as operating entities, (3) that the internet and intranet businesses we had intended to pursue carry with them very substantial risks and capital requirements, and more limited opportunities for profitable operation that we had anticipated, and (4) that far better prospects for operation are presented by businesses related to the operations of North Texas Circuit Boards, that is, the production of circuit board and other technical components used in government and defense contracting.

     We are very enthusiastic about the prospective performance of North Texas Circuit Board ("NTCB"). That company manufactures high-quality, high-technology, quick-turn printed circuit boards. The Company has had a restructuring year in 2000, after being profitable in 22 of its 23 years of existence, is ISO 9002 certified, manufactures 28+ layers, uses Exotic Materials and provides 24-hour delivery. 1999 sales were $9.9 million.

     NTCB is the platform company for the Company's circuit board roll-up. The Company is seeking out additional circuit board companies with established reputations and proven records of profitability, which have operated in the business on average of over 20 years, as possible acquisition candidates. No assurance can be given that any such acquisitions will be negotiated.

     NTCB's partial customer list includes: Allied Signal, BAE Systems, Boeing Defense and Space Group, L3 Communication, Litton Marine Systems, Lockheed Martin Aeronautical, Lockheed Martin Fairchild, Northrop, Orbital Sciences Corp., Raytheon Co., Raytheon E-Systems, Rockwell International, Rockwell Communications, Texas Instruments, TRW, Varo Cop., and Westinghouse. NTCB produces circuit boards for a variety of applications in the commercial and government markets. A large percentage of NTCB's business is defense related and includes parties that are essential for weapon systems and platforms and weaponry, ie. MissilesOur subsidiary, Flexxtech Holdings, Inc., owns 100% of Primavera Corp

     In light of these factors, we have modified our business plan to direct virtually all our efforts toward improving the operational performance of North Texas Circuit Board by reducing its costs of operation and improving its efficiency and profitability, and acquiring printed circuit board and related companies involved in government and defense contracting. We have called this program our "Circuit Board Plan" or a "Circuit Board Roll-up Plan," the latter term being employed in a plain meaning, non-securities, non-technical sense. In addition to the circuit board plan, we intend to seek, through our subsidiary, Flexxtech Holdings, Inc., additional merger and acquisition candidates who are engaged in the production of products and technologies useful in the government and defense contracting industries and related enterprises where efficiencies through consolidation and synergy with the operations of North Texas Circuit Boards would be beneficial to all parties to the proposed transactions.

RECENT  DISPOSITIONS  OF  BUSINESS  ASSETS

     As indicated above, the only significant business asset of Flexxtech Corporation at this time is our ownership, through Flexxtech Holding, of a 100% position in Primavera Corporation which owns all the outstanding shares of North Texas Circuit Board Corporation. Over the last six months we have disposed of nearly all our other business assets, including the following:

1.  MARDOCK,  INC.

     Mardock, Inc., a corporation historically involved in the design, manufactur and distribution of apparel and promotional products to the corporate community was acquired from Mardock.com, Inc. in 2000 for 600,000 of our common shares. On July 1, 2001 we divested ourselves of 100% of the issued and outstanding stock of Mardock, Inc. in exchange for 200,000 of our common shares. The Board's judgment that this transaction was warranted as a business decision was based on, (1) the fact that Mardock, Inc. was at that time a wholly non-performing asset with little or no net worth, (2) the decrease in the market value of a significant block of our common shares, and (3) the fact that Greg Mardock has served as the President and a Director of the Company essentially without compensation for more than a year.

2.  OPITV.COM

     OpiTV.com ("OpiTV") has engaged in limited operations as an I-commerce technology company engaged in the business of manufacturing, marketing and distributing a set-top-box device (the "Box"), targeted to a demographics based on a value-added experience. The Box is a convergence device giving the consumer high-speed Internet access and enhanced communications as well as full computing capabilities in their home or office. Connecting to regular telephone lines, the Box can be used for personal computing, Internet access, education, video conferencing, video games, as well as entertainment. We acquired this company from RiverDale As an Intranet asset. Our 82% position in OpiTVG.com was sold to Mardock, Inc. for net consideration of 110,000 shares of Flexxtech common stock.

3.  EASYRIDER,  INC.

     Our subsidiary, Flexxtech Holdings, Inc. sold its 100,000 shares of Easyriders to a stockholder in exchange for 25,000 common shares of Flexxtech.

4.  ACCESSPOINT  CORPORATION.

     We sold 225,000 shares of Accesspoint for 450,000 shares of the common stock of Flexxtech Corporation.

 5. AMERI-FIRST  FINANCIAL.

   We view the 100,000 shares of common stock of AmeriFirst investment as worthless. We will sell them if possible - but otherwise, they will remain inactive.

PRINTED  CIRCUIT  BOARD  MARKET

     The circuit board element is the largest component of our plans. The market for circuit boards was strong in 2000. The Book-to-Bill Ratio for September 2000 was 1.18. Shipments in September 2000 increased 25.2% over
September 1999 and orders booked increased 25.4% over September 1999. Compared to 1999, bookings of PWBs are up 28.9% year-to-date, while shipments of PWBs are up 17.8% year-to-date. The information is based on data provided by the 91 rigid and flexible PWB manufacturers participating in IPC's monthly Statistical
Program. IPC is a U.S. based trade association with 2,700 member companies employing 400,000 people with $44 billion U.S. industry.

     Electronic equipment demand was very strong in 2000. In June 2000 the combined growth of computer and office, communications, instruments and controls and military electronics was up 34.7% versus June 1999 and 24.7% on a 3-month basis (Apr-June2000 vs. Apr-June 1999).

     The PCB growth is well supported by equipment growth including communication group up 36%.

TOTAL  NUMBER  OF  EMPLOYEES

     We have no employees as of this date other than Greg Mardock who is also our President, Secretary/Treasurer and a director. We have no plans to hire any additional employees during the next twelve months. Our majority-owned subsidiary NTCB has approximately 83 full time

LEGAL  PROCEEDINGS

     On April 26, 2001 a suit filed in Los Angeles Superior Court was brought against the Company and certain officers and directors by Robert Eubanks, Larry Donizetti and Luminary Venture, Inc. The complaint is for breach of contract among other actions. The Company has denied all claims and is considering filing a counter suit for breach of contract and for filing a frivolous suit among other claims. Management will rigorously defend itself. Management also believes that a settlement will be reached. Management also feels that this action is not material to the business of the Company. Robert Eubanks, President of Luminary Venture, Inc., was retained by the Company to provide public relations and promotional services. Robert Eubanks, under the agreement, was to act as Company spokesman. The agreement called for Luminary to receive stock and options in the company and a monthly cash retainer.


MANAGEMENTS  DISCUSSION  AND  ANALYSIS  OF  PLAN  OF  OPERATION

     The discussion and financial statements contained herein are for the three and six months ended September 30, 2000 and the three and six months ended September 30, 2001. The following discussion regarding the financial statements of the Company should be read in conjunction with the financial statements of the Company included herewith.

     REVENUES. We had revenues of $1,201,870 and $5,088.292 for the three months and nine months ended September 30, 2001 as compared to $3,483,421 and $3,591,917 for the three months and nine months ended September 30, 2000. The decrease in revenue for the three months ended September 30, 2001 was the result of the sale of Mardock, Inc. on July 1, 2001 and the capital shortage resulting in inventory material shortage at North Texas Circuit Board Company (NTCB).

     COST OF SALES. We incurred Cost of Sales of $1,551,031 and $4,811,833 for the three months and nine months ended September 30, 2001 as compared to $2,746,969 and $2,818,417 for the three months and nine months ended September
30, 2000. The decrease in Cost of Sales is the result of the sale of Mardock, Inc., a decrease in revenues at NTCB and the improvements in manufacturing and processes. The operating cost has been reduced by approximately 33 percent at NTCB.

     GENERAL, ADMINISTRATIVE AND SELLING EXPENSES. We incurred costs of $2,657,455 and $4,038,573 for the three months and nine months ended September 30, 2001 as compared to $1,074,139 and $1,180,188 for the three months and nine months ended September 30, 2000. Operating expenses were a one time significant increase of $1,990,210 for consulting services paid in shares of common stock at the parent company, Flexxtech Corporation and $649,700 from the subsidiary, North Texas Circuit Board. Much of the increase at NTCB in the three-month period was due to the increase in improvements to the facility and the processes that will allow us to return to profitable operations in the fourth quarter of 2001.

     NET LOSS BEFORE INCOME TAXES. We had a loss before taxes of $3,074,209 and $3,985,671 for the three months and nine months ended September 30, 2001 as compared to a loss of $432,719 and $501,720 for the three months and nine months ended September 30, 2000. $1,990,210 of the loss came from the issuance of common stock for consulting services.

     NET LOSS. We had a net loss of $5,225,243 and $6,140,705for the three months and nine months ended September 30, 2001 as compared to a net loss of $432,719 and $502,520 for the three months and nine months ended September 30, 2000. The net loss was mostly due to $1,990,210 from the issuance of common stock for services, $1,330,234 from the disposal of segments (Mardock, Inc. and Opitv.com), $820,000 from an Extraordinary Item loss on settlement of a note receivable, and an operating loss of $649,700 from NTCB.

     UNREALIZED LOSS ON INVESTMENTS. We had an unrealized loss on marketable investments available for sale of $21,130 and $169,130 for the three months and nine months ended September 30, 2001as compared to a gain of $300,500 for the three months and $146,000 for the nine months ended September 30, 2000. The unrealized loss is attributed to the fluctuating market value of the securities the Company's subsidiary, Flexxtech Holdings, Inc. owned at the end of the quarter. The securities owned are marked to market on the last day of the trading month for the period ended. On July 1, 2001, the Accesspoint Corporation investment and Easyrider, Inc. investment were sold to a stockholder.

     EXTRAORDINARY ITEM LOSS. We also had an Extraordinary Item loss on a settlement of a note receivable of $820,000 for the three months and nine months ended September 30, 2001. The note was sold in exchange for 450,000 shares of the Company's common stock.

     COMPREHENSIVE LOSS. We had a Comprehensive Loss of $5,246,373 and $6,309,835 for the three months and nine months ended September 30, 2001 as compared to a Comprehensive Loss of $132,219 and $356,020 for the three months and nine months ended September 30, 2000. The Comprehensive Loss includes the unrealized loss on marketable investments available for sale of $21,130, the Extraordinary Item loss of $820,000, Disposal of segments loss of $1,330,234, and the net loss after taxes of $3,990,471.

     LIQUIDITY  AND  CAPITAL  RESOURCES.   After  an  initial  business  plan
restructuring in April 2000, we have recently determined to dispose of unproductive internet and other assets and concentrate our efforts on the development, operation and growth of North Texas Circuit Board, and to the acquisition of other technology companies with compatible resources and business products which could facilitate expansion of our military and government contracting business. The Company must continue to raise capital to fulfill its plan of acquiring technology companies and assisting in the development of those companies internally. If the Company is unable to raise any additional capital its operations will be curtailed and it may have to liquidate its current investments for operating capital. As of September 30, 2001, the Company had total Current Assets of $1,417,970 and Current Liabilities of $4,232,315. Cash and cash equivalents were $173,692. Stockholder's Deficit was $1,217,683. In its acquisition of North Texas Circuit Board, Management feels that it has made necessary cost cutting efforts to reduce the debt and increase productivity of the Company. In its turn-around effort, management feels additional capital will be needed to complete a full turnaround, but that the Company has made significant strides toward a successful turnaround. Management feels that other operations of the Company are financially sound at this time and that no outside forces, including inflation has had a significant negative impact on its operations. The Company will continue to raise capital for acquisitions and the internal development of its operating subsidiaries.

     GENERAL PLAN OF OPERATION. We are a holding company, through our wholly-owned subsidiary, Flexxtech Holdings, Inc., of a variety of investments in the technology arena that include an 80% ownership interest in Primavera Corporation, the parent company of North Texas Circuit Board Co. We have divested our 82% ownership in OpiTV.com, our 100% ownership of Mardock, Inc. and investments in a variety of other technology companies.

     CIRCUIT BOARD STRATEGY. We intend to implement a "Circuit Board Roll-up plan" by which we will seek to acquire additional circuit board producing businesses and assets and seek out additional industries where efficiencies through consolidation will greatly benefit the target. The thrust will be to:

    .     Acquire  "islands of excellence" in attractive, complementary markets.
    . Efficiently acquire and integrate new companies while preserving their entrepreneurial spirit.
          Use the greater purchasing power to obtain  improved  vendor  deals.
    .     Keep  and  integrate  only  those  superior  managers.

     ACQUISITION STRATEGY. In targeting merger and acquisition candidates, we will attempt to build on our organizational skill in performing acquisitions; develop systems for managing the process from lead evaluation, negotiation, contracting, and post-closing integration. Pay reasonable multiples with extra incentives to ensure seller, commitment. Exercise complete due diligence to ensure smooth integration of personnel and operations.

    . Achieve rapid returns on investment by implementing the best practices in the acquired operation.
    .     Reduce  overhead  by  vacating  unneeded  premises.
    . Centralize any duplicated support functions into the Headquarter location.

     ACTIONS TAKEN TO REDUCE COSTS AND IMPROVE OPERATING EFFICIENCY. All of the revenues received during the quarter ended September 30, 2001 and since that date are attributed to the operations of the Company's subsidiary, North Texas Circuit Board Company (NTCB). NTCB generated revenues of $4,814,000 and $3,240,320 for the nine month period ended September 30, 2001 and the period from May 2000 (date of acquisition) thru September 30, 2001, respectively. We have lost significant potential revenues during this period as a result of the following conditions.

     1. Material Inventory Levels have been Inadequate. NTCB is a quick turn environment with typical lead times as low as 24 hours. Material delivery lead times range from 2 days to 8 weeks. - Average estimated business lost due to not having material on hand is $100,000 per month. Excess shipping expenses are incurred due to shipping small orders of laminates instead of weekly or bi-weekly stock replenishing. Material deliveries impact actual manufacturing days available, which can cause increased overtime to make the due dates. Material deliveries cause late shipments, which in some cases requires partial premium refunds to customers. Solution: Build inventory levels to offset delivery times and reduce order frequency.

     2. Drill Capability has been inadequate. Some jobs reviewed would take up to 4 days to drill. We have lost business and efficiency due to current equipment limitations. Technologies are going to small holes with tight spacing, which our current drill equipment has been unable to perform. Average estimated business lost due to throughput capabilities of current equipment is $30,000 per month. Up to 15% of all lost orders. To address this problem we have purchased new drill equipment which has increased our throughput and technical capabilities.

     3. We have Lost Business Because we have not had any In-House Immersion Gold Process. Lost business due to no Immersion Gold process at NTCB is $500,000 from a recent contract and $20,000 in orders pulled from work. Solution We intend to remedy this problem by installing an in-house immersion gold process as soon as possible.

     4.  Costs  have  been  Increased  because  we  have  been  Subcontracting
Electrical Testing. Data preparation, tooling and testing of products by subcontractor is $32,000 per month. Average estimated business lost due to excess test cost by subcontractor is $50,000 per month and is up to 30% of all lost orders. Subcontracting electrical test typically adds 1 day to delivery time causing loss of business on quick turn jobs. We intend to bring this required testing in house.

     5. Lack of Control of the Quality of Service of Subcontract facilities has caused defective product to reach customers. We will remedy this defect by purchasing ET Programming software, single spindle drill for fixtures and flying probe testers to bring all test capabilities in house. Additionally, our automated optical inspection equipment has been inadequate. We intend to purchase better equipment to insure quality by automated optical inspection of our products prior to shipment.

     6. We have Lost business due to Current Equipment Limitations. Technologies are going to fine lines with tight spacing, which the current AOI equipment cannot do. Average estimated scrap lost due to capabilities of current equipment is $100,000 per month. Wehave purchased, and have in operation, updated AOI equipment to increase throughput and technical capabilities at a cost of approximately $240,000.

     NTCB has invested heavily in its future by making capital improvement to the facility, equipment and processes that have had a dramatic impact on the performance of the business. The operating costs have been reduced by approximately 33 percent. Approximately one year ago, at the acquisition of NTCB, NTCB needed to sell more than $900,000 per month in products and services to break-even. The current break-even level is approximately $600,000 per month. The dramatic drop in operating cost coupled with internal yields and quality at a historic high level for the business, positions NTCB to return to profitability anticipated during the upcoming quarter. By way of summary, during the three months ended September 30, 2001, NTCB has made improvements in the following categories: Financial: - Established approval system for purchases. - Established tighter inventory controls. - Restructured work shifts to control overtime. - Reduced costs of raw material and supplies. Manufacturing: - Streamlined processes by analyzing workflows and efficient product movement. - Quality Engineers utilized to target root causes of defects and inefficient processes to reduce scrap by 40%. - Realigned the flow of product through the shop and the focus of each shift to increase productivity by 30% and increased on time delivery by 50% over the last 12 months. New Management Team: - Top Management totally replaced with a tight knit goal oriented group with a common agenda. - All Management works of the same philosophies. - The Company is oriented around Customer Service, excellent product on time with exemplary customer support. - Implemented motivational programs to increase employee satisfaction and reduce turnover. With the current changes implemented and the additional processes identified earlier we estimate that we can have a steady growth over the next 12 months and are anticipating to return to profitability during the next quarter.

     The Company anticipates an increase in generating revenues in the future. Currently, the Company's cash needs include, but are at no means limited to, rent, salaries and wages, cash raising expenses and to fund operation of its subsidiaries, and for future acquisitions.

     CAPITAL RAISING INITIATIVES. To meet our ongoing capital demands, we have initiated four capital raising strategies which are ongoing: (i) sales of unregistered common shares in reliance on the exemption from registration provided by 3(b) of the Act and Rule 506 of Regulation D promulgated thereunder; (ii) sales of unregistered shares in reliance on the exemption from registration provided by Regulat S under the Act; (iiie) sales of convertible debentures through an agreement with the May Davis Group, Inc. and Dutchess Private Equities, L.P.; and (iv) sales of common shares through our Equity Line of Credit Agreement with May Davis and Dutchess, L.P.. Greater detail regarding some of these initiatives follows:

     During July of 2001,we entered into a Finder's Agreement with the May Davis Group, Inc., an NASD member firm, to assist in the sale of our 6% convertible notes in an aggregate amount of $400,000 through which we entered into a Private Equity Subscription Agreement with DRH and Dutchess, L.P.s contemplating DRH and Dutchess L.P.'s subscription of $10,000,000 in our common shares. Subject to certain conditions and limitations, by which we can sell or put to DRH and Dutchess, L.P., from time to time, up to $10 million of our common stock subject to certain market limitations and conditions. Pursuant to the Equity Line of Credit Agreement, we have agreed to pay to the May Davis Group certain fees, both in cash and shares, which are described above. The share consideration is subject to a registration rights agreement pursuant to which certain of the shares to be offered by this prospectus must be registered.

     Management believes that the above-described actions will provide us with our immediate financial requirements to enable us to continue as a going concern. In the event that we are unable to raise additional funds, we could be required to either substantially reduce or terminate our operations. Except for the factors set forth in the section of this prospectus related to "Risk Factors," we are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event a material trend develops, we believe that we will have sufficient funds available to satisfy working Capital needs through lines of credit and the funds expected from equity sales.

DESCRIPTION  OF  PROPERTY

     We sublease office space at 5777 West Century Blvd., Suite 767, Los Angeles, California 90045. Our subsidiary, Flexxtech Holdings, Inc., also shares the same space. Our monthly rent is approximately $770North Texas Circuit Board Co. leases approximately 25,000 square feet of office and factory space in Grand Prairie, Texas. NTCB monthly rent obligation is $10,000 and the lease expires on December 31, 2002. Neither we nor our majority owned subsidiaries own any real property.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     With one exception the only transactions between Flexxtech and any officers, directors, controlling stockholders of Flexxtech, or any other persons named in paragraph (a) of Item 404 of Regulation SB, are those reported under the heading "Organization Within Last Five Years herein." We believe that given the development stage posture of Flexxtech, the quality and experience of the persons who have been awarded shares in exchange for services, the quality of the services performed by them, and the assets represented by the business interests purchased with shares, these transactions have been negotiated and completed on terms no less favorable to Flexxtech than would have been the case had the transactions been effected with non-affiliated parties.

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

MARKET FOR COMMON SHARES. Bid and ask quotations for common shares of Flexxtech Corporation are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid information for Flexxtech shares for each quarter for the last two years, so far as information is reported, through the quarter ended September 30, 2001, as reported by the Bloomburg Financial Network, are as follows:

     Quarter  Ended               High  Bid         Low  Bid

     June  30,  2000               $  3.67          $  3.67
     September  30,  2000          $  4.83          $  3.33
     December  31,  2000           $  7.33          $  3.33
     June  30,  2001               $  5.00          $  4.50
     September  30,  2001          $   .81          $  1.15

     HOLDERS: As of September 30, 2001 we estimate that we had approximately 800 shareholders directly of record and in street name.

     PENNY STOCK RULES. Our stock has had a market price of less than $5.00 per share in recent times. The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price less than $5.00 per share, subject to certain exceptions. Accordingly, at this time, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell our common stock in the public market.

     No dividends have been declared on Flexxtech common shares in the past, and it is not anticipated that any such dividends will be declared in the foreseeable future, though there are no existing restrictions on the authority of the Board of Directors to declare dividends out of funds legally available for the payment of dividends.

SHARES  ELIGIBLE  FOR  FUTURE  SALE.

     The shares subscribed by DRH and Dutchess L.P. which are being registered hereby for resale by those investors are being issued without registration under the Securitioes Act of 1933, as amended (the "Act") in reliance on the exemption from registration provided by 3(b) of the Act, and Rule 506 of Regulation D promulgated hereunder. As a result, these shares are and will be restricted securities in the hands of DRH and Dutchess, L.P. under the definition of that phrase found in paragraph (a)(3)(i) of Rule 144 under the Act. Upon the effectiveness of this registration statement, the shares subscribed by DRH and Dutchess, L.P. will be subject to resale without restriction or further registration under the Securities Act.

     On September 30, 2001 there were 16,663,515 shares of Flexxtech common stock outstanding registered to approximately 539 stockholders including clearing houses who hold shares for an undisclosed number of beneficial owners. Of these shares, 13,845,033 shares, registered to nearly 500 stockholders, are are carried as restricted securities on our stock registry either because they were issued without registration in transactions be believe were exempt from registration under 4(2) of the Act (transactions not involving any public offering) or in transactions in which we relied on Regulation D or Regulation S to sell the shares without registration. In the latter two cases, the certificates representing the shares bear appropriate legends designating the exemption relied on. Shares issued under all these exemptions may be resold, generally in limited quantities, after the purchaser has held the shares for one year, so long as other conditions have been met.

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of Flexxtech (or persons whose shares are aggregated), who has owned restricted shares of common stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the issuer. A person who has not been an affiliate of Flexxtech for at least the three months immediately preceding the sale and who has beneficially owned restricted shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     For purposes of Rule 144, approximately 5,792,567 of our restricted shares are held by approximately 256 stockholders who have established more than a one year holding period. The record reflects that with the exception of VLK Capital Corp. which holds 3,000,000 shares, and two other holders who are the registered owners of 450,000 and 315,000 shares respectively, the remaining stockholders who hold approximately 2,027,000 shares and who have established holding periods of more than one year in their shares, appear to be the registered owners of no more than 166,635 shares or 1% of the total common shares outstanding each. Accordingly, it is our position that the holders of these shares will, upon compliance with Rule 144 under the Act, be entitled to sell all or any part of their shares without restriction. at any time. VLK and the other two stockholders will be limited to selling no more than 1% of the total number of common shares outstanding during each calendar quarter, assuming compliance with the other conditions of Rule 144.

     Of the remaining shares which are "restricted securities" or "Reg S shares," the The following chart sets forth the dates by month on which we believe all or part of the shares will be subject to resale without registration and the numbers of stockholders we believe will be eligible to sell beginning in each of those months, under Rule 144. Note that though very few of these stockholders are the registered owners of substantial numbers of shares and will likely not be affected by the limitation, persons selling in reliance on Rule 144 may sell no more than one percent (1%) of the total number of Flexxtech common shares outstanding on the date of the last published report prior to the proposed sale date, each calendar quarter.

Date Eligible For Resale     Number of Shares Eligible    No. Of Stockholders
---------------------------  -------------------------   --------------------
     January  2002                    4,550                 4
     February  2002                 118,237                15
     March  2002                     30,000                 2
     April  2002                    116,674                98
     May  2002                      124,236                42
     June  2002                      26,025                 2
     July  2002                   1,749,667                 9
     August  2002                 2,196,599                14
     September  2002              4,798,717                98
     October  2002                      -0-               -0-
     November  2002                  10,000                 5
     December  2002                     -0-               -0-

Each of the number of owners shown in the right side column, above, will be entitled to sell up to one percent (1%) of the total number of Flexxtech common shares outstanding each three months beginning during the months indicated in column one.

     After having established holding period of two years in their shares, registered owners of restricted shares of Flexxtech who are not, on the date of any proposed sale, affiliates of the Company, and who have not been affiliates of Flexxtech for three months prior to that date, will be entitled to resell all or any part of their restricted securities without registration in reliance on paragraph (k) of Rule 144, without complying with any of the other requirements of Rule 144.

     No predictions can be made as to the effect, if any, that sales of restricted or other shares under Rule 144 or otherwise, or the availability of shares for sale, will have on the market. However, the sale of substantial numbers of these shares in the public market will undoubtedly have an adverse effect on the prevailing market prices for Flexxtech shares following the offering.

EXECUTIVE  COMPENSATION

     To date, no substantial compensation has been paid to any officer or director of Flexxtech. It is not anticipated that any such compensation will be paid unless and until the payment of such compensation is warranted by operating revenues.

     Greg Mardock - No employment agreements exist with officers or directors of the Corporation. The officers incentive is the shares of common stock they own. Officers of the subsidiary corporation are paid salary.

EMPLOYMENT  AGREEMENTS

     We have not entered into agreements with any officers, however, upon obtaining Directors and Officers Liability Insurance Edward Fearon and others have agreed to execute agreements, subject to negotiated terms.

 STOCK  OPTION  PLAN

The Company's board of directors has approved the issuance of 1,000,000 shares for the company's Stock Option Plan. However, the company to date has not formalized a plan.

FINANCIAL  STATEMENTS
There  are  attached the following financial statements of Flexxtech Corporation

     1. Balance Sheets of Flexxtech Corporation (Infinite Technology, Inc. as of December 31, 2000 and December 31, 1999 and the related statements of operations, shareholders equity and cash flows for the years ended December 31, 2000 and December 31, 1999 audited by Randy Simpson, CPA.

     2. Unaudited Balance Sheet of Flexxtech Corporation as of for the three month and nine month periods ended September 30, 2000 and 2001.

CHANGES IN AND DISAGREMENTS WITH ACCOUNTANTS ANON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Our principal independent accountant , David Coffey, C.P.A. , resigned on February 18, 2000. Mr. Coffey's report on our financial statements for either of the past two years did not contain any adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. Attached to our Form 8-K/A reporting events beginning August 15, 2000 is a copy of a letter from Mr. Coffey addressed to the Securities and Exchange Commission wherein Mr. Coffey indicates that he is in agreement with the statement, identical with the foregoing, which was presented in Item 4 of the Form 8-K/A filed November 29, 2000.

FINANCIAL STATEMENTS


FLEXXTECH  CORPORATION
FORMERLY  INFINITE  TECHNOLOGY  CORPORATION  AND  COLOR  STRATEGIES

KABANI  &  COMPANY,  INC.
__________________________________________________________________________
CERTIFIED  PUBLIC  ACCOUNTANTS
                           8700 Warner Ave.,Suite #280
                             Fountain Valley, CA 9270
                                Tel. 714.849.1543
                                Fax  714.596.0303

                          INDEPENDENT AUDITORS' REPORT

To  the  Stockholders  and  Board  of  Directors
Flexxtech  Corporation:

     We have audited the accompanying consolidated balance sheet of Flexxtech Corporation (formerly, Infinite Technology Corporation and Color Strategies), a Nevada Corporation and the subsidiaries (the "Company") as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements as of December 31, 1999 and for the year then ended, were audited by other auditor whose report dated February 18, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Flexxtech Corporation and subsidiaries as of December 31, 2000 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has accumulated deficit of $1,842,151 including net losses of $1,814,953 and $24,535 for the year ended December 31, 2000 and 1999, respectively. These factors, among others, as discussed in Note 3 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management has taken measures to reduce debts and obtain additional equity financing. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Kabani  &  Company,  Inc.
KABANI  &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS

Fountain  Valley,  California
March  24,  2001

                       FLEXXTECH  CORPORATION
FORMERLY  INFINITE  TECHNOLOGY  CORPORATION  AND  COLOR  STRATEGIES
                         BALANCE  SHEET

ASSETS
Current Asset:
Cash and cash equivalent                                         $   519,865
Accounts receivable                                                1,252,555
Inventory                                                            503,598
Investments in stocks available for sale                             459,531
Notes Receivable                                                   1,250,000
Notes Receivable _ related parties                                 1,052,524
Insurance Receivable                                                 247,490
Deposits & other current assets                                       29,448
                                                                 ------------
Total Current Asset                                                5,315,011
                                                                 ------------
Property & equipment                                               1,684,707
Goodwill on acquisition                                            1,828,420
                                                                 ------------
TOTAL ASSETS                                                     $ 8,828,138
                     LIABILITIES STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                 $ 1,310,228
Accrued expenses                                                      77,591
Loans payable _ Current                                            2,713,467
Notes payable _ related parties                                      519,066
Customer deposits                                                      3,398
Total Current Liabilities                                          4,623,750
Long_term Liabilities:
Long_term Loans                                                       24,261
STOCKHOLDERS' EQUITY
Common stock, authorized 25,000,000 shares  at $.001 par value,
 issued and outstanding 10,974,885 shares                             10,975
Additional Paid in Capital                                         6,377,673
Accumulated deficit                                               (1,842,151)
Accumulated other comprehensive income:
Unrealized gain on securities available for sale                    (366,370)
Total Stockholders' Equity                                         4,180,127
                                                                 ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 8,828,138
---------------------------------------------------------------  ------------


 The accompanying  notes  are  an integral part of these financial statements.

                              FLEXXTECH CORPORATION
          FORMERLY INFINITE TECHNOLOGY CORPORATION AND COLOR STRATEGIES
                             STATEMENT OF OPERATIONS
               FOR  THE  YEAR  ENDED  DECEMBER  31,  2000  &  1999

                                                             2000          1999
                                                        --------------  -----------
Sales                                                   $   4,526,003   $    2,257
                                                        --------------  -----------
Cost of sales                                               4,058,847        2,094
                                                        --------------  -----------
Gross profit                                                  467,156          163
General and Administrative expenses                         2,070,276       24,698
                                                        --------------  -----------
Loss from operations                                       (1,603,120)     (24,535)
Other income (expenses)
Realized loss on sale of marketable securities                (53,398)           _
Interest income                                                26,350            _
Interest expense                                             (182,385)           _
                                                        --------------  -----------
Total other income (expenses                                 (209,433)           _
                                                        --------------  -----------
Net loss before income tax                                 (1,812,553)     (24,535)
Provision of Income tax                                         2,400            _
                                                        --------------
Net Loss                                                $  (1,814,953)  $  (24,535)
Other comprehensive loss:
Unrealized gain on investments available for sale            (366,370)           _
Comprehensive Income (Loss)                                (2,181,323)     (24,535)
Basic and diluted loss per share                        $      (0.312)  $   (0.009)
Basic and diluted weighted average shares outstanding    *  5,814,635    2,668,472
------------------------------------------------------  --------------  -----------



* The basic and diluted net loss per share has been restated to retroactively effect a forward stock split in the ratio of one share for 13.09322865 shares on December 22, 1999, a 2:1 forward split on April 14, 2000, a 1:3 reverse
split   on  April  29,  2000  and  a  forward  stock  split  at  March 26, 2001.

  The  accompanying  notes  are  an integral part of these financial statements.

                  CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS  EQUITY
                 FOR  THE  YEARS  ENDED  DECEMBER  31,  2000  &  1999


                                                                        Compreh
                      Common     Common     Additional    Other         ensive       Total
                       Stock      Stock      paid  in     Accumulated   Income       Stockholders
                      Shares     Amount      Capital      Deficit       (loss)       Equity
Balance,
 January 1,
 1999               5,260,876   $ 5,261   $   43,301   $    (2,663)  $       _   $    45,899
Repurchase
 of common
 stock             (2,592,459)   (2,592)     (19,233)            _           _       (21,825)
Net loss for
 the year                   _         -            -       (24,535)          _       (24,535)
                   -----------  --------  -----------  ------------  ----------  ------------
Balance,
 December
 31, 1999           2,668,417     2,669       24,068       (27,198)          -          (461)
Issuance of
 Common
 stock  for
 consulting
 services             100,672       100      385,572             -           -       385,672
Issuance of
 Common
 stock  for
 acquisition
 of  subsidiaries   1,245,000     1,245    1,548,755             -           -     1,550,000
Issuance of
 Common
 stock
 against debt
 settlement            90,000        90       59,910             -           -        60,000
Issuance of
 Common
 stock  for
 acquisition
 of
 marketable
 Securities         4,950,000     4,950    1,420,050             -           -     1,425,000
Issuance of
 Common
 stock
against a
 note
 receivable           750,000       750    1,249,250             -           -     1,250,000
Issuance of
 shares for
 cash               1,170,796     1,171    1,690,068             -           -     1,691,239
Unrealizable
 loss on
marketable                                                                          (366,370)
 securities                 -         -            -             -                  (366,370)
Net Loss for
 year ended
December
 31, 2000                   -         -            -    (1,814,953)          -    (1,814,953)
                   -----------  --------  -----------  ------------  ----------  ------------
Balance,
 December
 31, 2000          10,974,885   $10,975   $6,377,673   $(1,842,151)   (366,370)  $ 4,180,127
-----------------  -----------  --------  -----------  ------------  ----------  ------------



   The accompanying notes are an integral part of these financial statements.

                      FLEXXTECH  CORPORATION
FORMERLY  INFINITE  TECHNOLOGY  CORPORATION  AND  COLOR  STRATEGIES
                   STATEMENT  OF  CASH  FLOWS
        FOR  THE  YEAR  ENDED  DECEMBER  31,  2000  &  1999

                                                                                2000        1999
                                                                            ------------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES                                        $(1,814,953)  $(24,535)
Net Loss
Adjustments to reconcile net loss to cash used in
 operating activities
Depreciation and amortization                                                   144,437
Amortization of goodwill                                                         56,745
Issuance of shares for consulting services                                      385,672
Loss on sale of marketable securities                                            53,398
(Increase) / decrease in current assets
Accounts receivable                                                             454,473
Inventory                                                                       383,639
Deposits & other current assets                                                  (9,035)       600
Accounts payable                                                               (260,853)     2,445
Accrued expenses                                                               (244,515)
Customers' deposit                                                               (3,976)
Insurance receivable                                                           (247,490)
                                                                            ------------
NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES                                                                  (1,102,458)   (21,490)
                                                                            ------------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of marketable securities                                              (202,671)
Sale of marketable securities                                                    48,485
Acquisition of property & equipment                                            (218,128)
                                                                            ------------
NET CASH USED IN INVESTING ACTIVITIES                                          (372,314)
                                                                            ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Sales of common stock                                                         1,691,239
Payments on notes receivable                                                   (152,524)
Proceeds from loans                                                             453,053
Offering costs                                                                  (21,825)
NET CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES                                                                   1,991,768    (21,825)
                                                                            ------------  ---------
NET INCREASE/(DECREASE) IN CASH AND
 CASH EQUIVALENT                                                                516,996    (43,315)
CASH AND CASH EQUIVALENT -BEGINNING                                               2,869     46,184
                                                                            ------------  ---------
CASH AND CASH EQUIVALENT -ENDING                                            $   519,865   $  2,869
--------------------------------------------------------------------------  ------------  ---------


The accompanying notes are an integral part of these financial statements.

                                                             F-5

FLEXXTECH  CORPORATION
FORMERLY INFINITE TECHNOLOGY CORPORATION AND COLOR STRATEGIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR  ENDED  DECEMBER  31,  2000  AND  1999

1.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

Organization  and  Basis  of  Presentation:

The Company was organized on March 24, 1998, under the laws of the State of Nevada, as Color Strategies. On December 20, 1999, the Company changed its name to Infinite Technology Corporation. The Company changed its name to Flexxtech Corporation in April 2000.

Prior to March 31, 2000 the Company was in the development stage whereby all the activities were devoted to obtaining financing for the acquisitions of businesses. Since April 2000, the Company is in the business of acquiring, through its subsidiary Flexxtech Holdings, Inc., emerging technology companies and assisting in the development of those companies internally.

Mardock, Inc. was established in 1986 and is a designer, manufacturer, and distributor of apparel and promotional products to the corporate community.
Mardock is in the process of developing an e_commerce site for corporate promotional products.
Primavera Corporation ("PC") was incorporated in the state of Texas on April 26, 2000. Pursuant to an acquisition agreement, dated May 11, 2000, PC acquired one hundred percent (100%) of the common shares outstanding of the North Texas Circuit Board, Inc.(NTCB). NTCB was incorporated in 1978 in the state of Texas. NTCB manufactures printed circuit boards. The products are sold through its distribution center in Irving, Texas utilizing outside sales people. Deliveries are made primarily throughout the United States.

OpiTV.com, a Nevada Corporation, was formed on October 12, 1999. OpiTV.com is an I_Commerce technology company that is engaged in the business of marketing and distributing a Set_Top_Box (STB) device on a rental or acquisition basis. The STB is a convergence device, giving the consumer high_speed Internet access and enhanced communications as well as full computing capabilities in their home or office.

Flexxtech  Holdings,  Inc., a Nevada Corporation, was formed on October 1, 1999.
Flexxtech Holdings, Inc. owns majority shares ownership of Mardock, Primavera and OpiTV.

Flexx Capital Partners, a Nevada Corporation, was formed on December 1, 2000. The purpose of organization is to engage in merchant banking advisory activities for technology companies. Flexx Capital Partners did not have any operations during 2000.

Principles  of  Consolidation:

The accompanying financial statements include the accounts of Flexxtech Corporation (the "Parent"), and its 100% owned subsidiaries, Flexxtech Holdings, Inc., Mardock Promotional Products, Inc, (an Oregon corporation), 82% owned Optv.com (a Nevada corporation) and 80% owned Primavera Corporation and its wholly owned subsidiary North Texas Circuit Board Co., Inc. (a Texas corporation). All significant inter_company accounts and transactions have been eliminated in consolidation.

                              FLEXXTECH CORPORATION
                  FORMERLY INFINITE TECHNOLOGY CORPORATION AND
                                COLOR STRATEGIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      YEAR ENDED DECEMBER 31, 2000 AND 1999

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Cash  and  cash  equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Marketable  Securities

The Company's securities are classified as available_for_sale and, as such, are carried at fair value. Securities classified as available_for_sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes. The Company does not currently have any held_to_maturity or trading securities.

Unrealized holding gains and losses for available_for_sale securities are excluded from earnings and reported as a separate component of stockholder's equity. Realized gains and losses for securities classified as available_for_sale are reported in earnings based upon the adjusted cost of the specific security sold.

Property  &  Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight_line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income  taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

                              FLEXXTECH CORPORATION
          FORMERLY INFINITE TECHNOLOGY CORPORATION AND COLOR STRATEGIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      YEAR ENDED DECEMBER 31, 2000 AND 1999

Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock_based  compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock_Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock_based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on the Company's financial statements.

Fair value of financial instruments Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Comprehensive  income

Statement of financial accounting standards No. 130, Reporting comprehensive income (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statements that are displayed with the same prominence as other financial statements. Accumulated other comprehensive income as reported in the accompanying consolidated balance sheet represents unrealized gains on available for sale securities.

                              FLEXXTECH CORPORATION
          FORMERLY INFINITE TECHNOLOGY CORPORATION AND COLOR STRATEGIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      YEAR ENDED DECEMBER 31, 2000 AND 1999

Reporting  segments

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.

Costs  of  start_up  activities

In April 1998, the ASEC of AICPA issued SOP No. 98_5, "Reporting on the costs of start_up activities", effective for fiscal years beginning after December 15, 1998. SOP 98_5 requires the costs of start_up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on the Company's financial statements.

Revenue  Recognition

The Company recognizes revenue at the time of shipments, net of sales returns and allowances. Expenses are recognized in the period in which the corresponding liability is incurred.

Allowance  for  doubtful  accounts

In determining the allowance to be maintained, the management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The allowance for doubtful accounts at December 31, 2000 was $34,148 for trade receivables.

Advertising

The  Company  expenses  advertising  costs  as  incurred.

Inventory

Inventory is valued at the lower of cost or market value. Cost is determined using the first_in, first_out method. Inventory at December 31, 2000 consisted of:
                         Raw materials     $     311,167
                         Work-in-process         142,740
                         Gold Tank                49,691
                                           $     503,598
                                            -------------

                              FLEXXTECH CORPORATION
          FORMERLY INFINITE TECHNOLOGY CORPORATION AND COLOR STRATEGIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      YEAR ENDED DECEMBER 31, 2000 AND 1999


Goodwill

The Company continuously monitors its goodwill to determine whether any impairment of this asset has occurred. In making such determination with respect to goodwill, the Company evaluates the performance, on an undiscounted cash flow basis, of the underlying assets or group of assets that gave rise to this amount. Goodwill is being amortized on the straight_line basis over 15 years. As of December 31, 2000, goodwill was $1,828,420 after amortization of the goodwill amounting $56,745 for the year ended December 31, 2000.

Risks  and  Uncertainties

In the normal course of business, the Company is subject to certain risks and uncertainties. The Company provides its product on unsecured credit to most of its customers, the majority of which are in the defense industry. Consequently, the Company's ability to collect the amounts due from customers is affected by the economic fluctuations in that industry.

Recent  Pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS
No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

In June 1999, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards (SFAS) No. 136, "Transfer of Assets to a Not_for_Profit Organization or Charitable Trust that raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Financial Accounting Standards (SFAS) No. 137, "Accounting for Derivative Instruments and Hedging Activities." The Company does not expect adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Financial Accounting Standards (SFAS) No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Financial Accounting Standards (SFAS) No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

                              FLEXXTECH CORPORATION
          FORMERLY INFINITE TECHNOLOGY CORPORATION AND COLOR STRATEGIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      YEAR ENDED DECEMBER 31, 2000 AND 1999


In September 2000, the FASB issued Financial Accounting Standards SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal year beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of Revenue recognition.

In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation." This Interpretation clarifies (a) the definition of employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a no compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of this Interpretation has not had a material impact on the Company's financial position or operating results.

In September 2000, Emerging Issues Tas Force Issue 00_10 (EITF 00_10), "Accounting for Shipping and Handling Fees and Costs" was issued. EITF 00_10 provides guidance on the financial reporting of shipping and handling fees. It requires companies to provide uniform reporting of shipping and handling costs by requiring all amounts billed to a customer in a sale transaction related to shipping and handling be classified as revenue. Additionally, it disallows companies from recording the related shipping expenses against revenue. The Company adopted EITF 00_10 in the fourth quarter of 2000.

Reclassifications

Certain amounts in the 1999 financial statements have been reclassified to conform with the 2000 presentation


3.  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $1,842,151 including net losses of $1,814,953 and $24,535 for the year ended December 31, 2000 and 1999, respectively. The continuing losses have adversely affected the liquidity of the Company. The Company faces continuing significant business risks, including but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing

                      FLEXXTECH  CORPORATION
           FORMERLY  INFINITE  TECHNOLOGY  CORPORATION  AND
                         COLOR  STRATEGIES
            NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
              YEAR  ENDED  DECEMBER  31,  2000  AND  1999


and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended December 31, 2000, towards (i) obtaining additional equity financing (ii) reduction of salaries and general and administrative expenses (iii) management of accounts payable and (iv) evaluation of its distribution and marketing methods.


4.  NOTES  RECEIVABLE

As of December 31, 2000, the Company has several notes receivable from an investment brokerage Corporation amounting $1,250,000, bearing interest rate ranging from 8% to 12% per year, secured by the assets and due on demand. Company has sued the debtor for recovery of the Note. A settlement is currently being investigated. Company expects to recover the full amount of the note.

As of December 31, 2000, the Company has notes receivable from related party amounting $1,052,524. The notes bear interest rate of 10% per year, are unsecured and due on demand. Interest income for the year amounted to $26,350.


5.  INVESTMENTS  IN  STOCK  AVAILABLE  FOR  SALE

Following is a summary of investment securities classified as available for sale:



                               Cost Basis    Fair Value    Gross Unrealized Loss
                               -----------   -----------   ---------------------
     Marketable  securities   $    826,647   $   460,277    $    360,370
     ----------------------   ------------   -----------   ------------


The change in net unrealized holding gain on securities available for sale that has been included as a separate component of stockholders' equity for the year ended December 31, 2000 was $366,370.

6.  PROPERTY  AND  EQUIPMENT
                                       Machinery and equipment     $   2,544,743
                                                Furniture & fixtures     180,209
                                                   Computer software     141,893
                                               Leasehold improvements     37,904
                                            Transportation equipment     111,076
                                                                         -------
                                                                       3,015,825
                                   Less Accumulated Depreciation     (1,331,118)
                                                                     -----------
                                                                   $   1,684,707
                                                                   -------------

                      FLEXXTECH  CORPORATION
           FORMERLY  INFINITE  TECHNOLOGY  CORPORATION  AND
                         COLOR  STRATEGIES
            NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
              YEAR  ENDED  DECEMBER  31,  2000  AND  1999


7.  LOANS  PAYABLE


Lender                                                   Terms                        Current    Long_term
----------------------------------  -----------------------------------------------  ----------  ---------
                                    Due on demand unpaid balance plus interest at
                                    lower of Maximum rate defined as interest
                                    rate is subject to changes under various
                                    conditions aximum nonuserous rate of interest
                                    or prime rate plus 2%. The note and other
Note Payable Commercia              debtness to the bank are  secured by assets of
Bank                                NTCB                                             $  703,836          _
                                    Receivable line of credit, payable  on demand,
                                    unpaid balance plus interest at lower of
                                    Maximum rate defined as maximum
                                    nonuserous rate of interest or prime rate plus
                                    2%. The interest rate is subject to changes
Revolving                           under various conditions. The note and other
 Line of credit                     debtness to the bank are secured by assets of
 Comerica                           the Company. The note is personally
 Bank                               guaranteed by the president of NTCB.              1,401,999          _
                                    Bridge Financing _ Due on demand.  Bears an
                                    interest rate of 1% plus prime rate (9.5% at
                                    December 31, 2000). Guaranteed by all the
Note Payable                        shareholders of Primavera, Inc.
 Legacy Bank
 of Texas                                                                               200,000          -
                                    Note Payable to an affiliated company   related
Note Payable                        through Common majority shareholder. Due
 BECO M_A,                          on demand, unsecured and bears an interest
 L.P                                rate of 9% per Year.                                 60,000          -
                                    Due by July 2001, bear interest rates  ranging
Notes payable                       from 8% to 12% and secured by the assets of
 to Various                         NTCB.
 lenders                                                                                370,528          -
                                    The notes are due on demand, bear interest rate
Notes payable                       ranging from 10% to 18% per year and
 to related                         unsecured. Interest paid during the year as
 parties                            amounted to $27,500                                 459,066          _
Total Current                                                                        $3,195,429          -
----------------------------------                                                   ----------  ---------



                                            F- 13

                     FLEXXTECH  CORPORATION
           FORMERLY  INFINITE  TECHNOLOGY  CORPORATION  AND
                         COLOR  STRATEGIES
            NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
              YEAR  ENDED  DECEMBER  31,  2000  AND  1999

The current maturity of notes payable, including capital lease obligations, is as follows:

Year Ended December 30
2001                    $3,232,533
2002                          6835
2003                          7383
2004                          7974
2005                          2069
                        ----------
TOTAL                   $3,256,794
----------------------  ----------



8.  CAPITAL  LEASE  OBLIGATIONS

At  December  31,  2000,  the  Company  had  the  following  capital  lease:

     (1)  Lessor     Payments   Monthly     Security      Interest  Rate
     -----------     --------   -------     --------      --------------
     CIT  Group        60       $2,955     Pumiflex           9.44%
                                           SHD/A/Prime/
                                           Aluminum  Oxide
     ----------        --       ------     --------------- -------------

The equipment is recorded as Machinery & equipment in the balance sheet and the amortization is included in depreciation expense. The obligation at December 31, 2000 amounted to $30,777 and is due by December 31, 2001.

     (2)  Lessor     Payments     Monthly     Security     Interest  Rate
     -----------     --------     -------     --------     --------------
     First                                    By a Vehicle
     Federal  S&L      60         $ 706      being  leased        7.74%
     --------------    --         ------     --------------       ------

The assets are recorded as transportation in the balance sheet and the amortization is included in depreciation expense. The obligation at December 31, 2000 amounted to $30,588 and is due by March 10, 2005.


9.  INCOME  TAXES

No provision was made for Federal income tax since the Company has significant net operating loss carryforwards. Through December 31, 2000, the Company incurred net operating losses for tax purposes of approximately $1,600,000. Differences between financial statement and tax losses consist primarily of amortization & allowance for doubtful accounts. The net operating loss carryforwards may be used to reduce taxable income through the year 2016.

The gross deferred tax asset balance as of December 31, 2000 was approximately $640,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss

                      FLEXXTECH  CORPORATION
           FORMERLY  INFINITE  TECHNOLOGY  CORPORATION  AND
                         COLOR  STRATEGIES
            NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
              YEAR  ENDED  DECEMBER  31,  2000  AND  1999

carrytforwards can not reasonably be assured. There was no significant difference between reportable income tax and statutory income tax.


10.  CONTRACTS  AND  AGREEMENTS

Lease _ NTCB leases its office and business facilities in Irving, Texas under a lease agreement for two years beginning May 2000 for $10,000 per month, with an option to renew the lease for three additional years at a rental rate of $12,500 per month. The Company shall have an option to purchase the property for $690,000 during the initial two_year rental term and for $750,000 during the 3_year renewal period.

Insurance receivable _ The Company has filed an insurance claim against an insurance company for damage to inventory amounting $247,490. The Company expects to recover full amount in the year 2001.


11.  RELATED  PARTY  TRANSACTIONS

In normal course of business, the Company purchases and sells inventory and services from a company affiliated through ownership by an officer of NTCB. The total of all the transactions is immaterial to the financial statements.

At December 31, 2000, the Company had a note receivable of $100,000 from the officer of NTCB. The note carries an interest rate of 6% per annum and is due on demand.

During 2000, the Company purchased several notes receivable, from a related entity, related through common majority shareholders, for $1,250,000 by issuing 750,000 of common stock for $1,250,000. The notes are receivable from an investment brokerage Corporation, bear interest ranging from 8% to 12% per year, unsecured and due on demand.


12.  STOCKHOLDERS'  EQUITY

Stock  Split

On  December  29,  2000,  the  Board  of  Directors  of  the  Company declared a
13.09322865 to 1 forward stock split of the Company's common stock. The stockholders approved an increase in the authorized number of shares of common stock from 26 million to 100 million. On April 14, 2000, the Company effected a 2_for_1 forward stock split of its common stock. On April 29, 2000, the Company effected a reverse stock split of 1:3.

                      FLEXXTECH  CORPORATION
           FORMERLY  INFINITE  TECHNOLOGY  CORPORATION  AND
                         COLOR  STRATEGIES
            NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
              YEAR  ENDED  DECEMBER  31,  2000  AND  1999

Common  stock

In 1999, the Company repurchased 2,592,459 shares of common stock and retired them.

In 2000, the Company issued a total of 100,672 shares of its common stock to a consultant against the consulting fees of $385,572.

In 2000, the Company acquired three (3) subsidiaries (note 14) by issuing an aggregate of 1,245,000 shares of common stock for $1,550,000.

In 2000, the Company purchased marketable securities in exchange of 4,950,000 shares of common stock valued at $1,425,000.

In 2000, the Company acquired a note receivable of $1,250,000 from a related party in exchange of 750,000 shares of common stock.

In 2000, the company commenced a private placement offering pursuant to Regulation D, Rule 506, as amended and Regulation S, as amended. Through December 31, 2000, the Company sold 212,118 shares of common stock pursuant to Regulation S for $376,030 and 958,679 for $1,315,209. Following is the break_up of cash received per share for various issues:

    _____________________________________________________________
    Par  value      Number  of  shares  issued   Amount  received
    __________     _______________________       ________________
    $   1.00                 355,413             $   236,942
        1.67                   2,700                   3,000
        2.12                  35,400                  50,000
        2.35                   2,550                   4,000
        2.50                 674,943               1,124,905
        2.67                  21,051                  37,424
        3.33                  24,740                  54,968
        5.00                  54,000                 180,000
    _________      _______________________       ________________
        Total              1,170,797             $  1,691,239
    _____________________________________________________________

Stock  option  plan

The Company has adopted a Stock option plan for the granting of options to employees, consultants and other providers of goods and services to the Company. The Company has set aside 1,000,000 shares of common stock under the plan. No option has been granted under the plan through December 31, 2000.

                      FLEXXTECH  CORPORATION
           FORMERLY  INFINITE  TECHNOLOGY  CORPORATION  AND
                         COLOR  STRATEGIES
            NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
              YEAR  ENDED  DECEMBER  31,  2000  AND  1999


13.  SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid income taxes of $3,614 and interest of $126,361 during the year ended December 31, 2000. The Company did not pay any amount for income tax or interest during the year ended December 31, 1999.

Supplemental  disclosure  of  non_cash  investing  and  financing  activities:

(1) The Company made certain acquisitions (note 14) during the year whereby the Company issued its common shares in exchange. The consolidated cash flow statement does not include acquisitions of following assets acquired and liabilities assumed due to acquisitions:

           Assets  acquired             $   4,155,751
           Liabilities  assumed             4,490,916
           Shares  issued                   1,550,000
                                       _______________
           Goodwill  on  acquisition    $   1,885,165
                                       ===============

(2) The Company acquired certain marketable securities by issuing 4,950,000 shares of common stock valued at $1,425,000.

(3) The Company acquired a note receivable amounting $1,250,000 by issuing 750,000 shares of common stock.

(4) The Company settled a debt of $60,000 by issuing 60,000 shares of common stock.

14.  ACQUISITION

On April 26, 2000, Flexxtech Holdings, Inc. entered into an agreement with Mardock Promotional Products, Inc. whereby Flexxtech Holdings, Inc. acquired 100% issued and outstanding common stock of Mardock Promotional Products, Inc. The consideration was paid by issuing 900,000 shares of the Company's common stock valued at $600,000. The Acquisition has been recorded under the purchase method of accounting and resulted in Goodwill of $531,243.

On August 15, 2000, Flexxtech Holdings, Inc. entered into an agreement with Primavera Corporation, whereby Flexxtech Holdings, Inc. acquired 67% newly issued and outstanding common stock of Primavera Corporation. Flexxtech Holdings, Inc. was issued 203 newly issued shares of Primavera Corporation in consideration of $1,575,000. On October 31, 2000, the ownership of Flexxtech Holdings, Inc. was increased to 80% of Primavera Corporation. The consideration is payable in cash of $1,250,000 by installments and remaining amount in form of 195,000 shares of the Company's common stock for $325,000 to be delivered to

                      FLEXXTECH  CORPORATION
           FORMERLY  INFINITE  TECHNOLOGY  CORPORATION  AND
                         COLOR  STRATEGIES
            NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
              YEAR  ENDED  DECEMBER  31,  2000  AND  1999

the former shareholders of Primavera, subsequent to the acquisition. The acquisition has been recorded under the purchase method of accounting and resulted in Goodwill of $548,922 after considering additional value 195,000 shares.

On September 15, 2000, Flexxtech Holdings, Inc. entered into an agreement with Opitv.com, whereby Flexxtech Holdings, Inc. acquired 7,578,000 newly issued shares of common stock representing 80% issued and outstanding common stock of Optv.com. OPTVi did not have any operations at the time or subsequent to the acquisition. The consideration was paid by issuing additional 150,000 shares of the Company's common stock valued at $625,000. The Acquisition has been recorded under the purchase method of accounting and resulted in Goodwill of $805,000.

The following un_audited pro forma financial information assumes the acquisition of subsidiaries occurred at the beginning of the year in which the acquisition took place and, for comparative purposes, at the beginning of the immediately preceding year. These results have been prepared for informational purposes only and are not necessarily indicative of the operating results that would have occurred had the acquisition been made as discussed above. In addition, they are not intended to be a projection of future results (in thousands):



                                                   Year  Ended
                                      December  31,  2000   December  31,  1999
                                         _________________   _________________
     Revenues                             $     9,671,539     $     10,843,306
     Net  income  (loss)                  $    (1,648,312)    $       (878,492)
     Net  income  per  share  -  basic    $         (0.28)    $          (0.32)
     Net  income  per  share  -  diluted  $         (0.28)    $          (0.32)


15.  SEGMENT  INFORMATION

In computing income from operations by industry segment, unallocable general and administrative expenses have been excluded from each segments' pre_tax operating earnings before interest expense and have been included in general corporate and other operations.

The Company reportable business segments are strategic business units that offer distinctive products and services that are marketed through different channels. They are managed separately because of their unique technology, marketing, and distribution requirements. The Company is a holding company that is comprised of two operating subsidiaries: North Texas Circuit Board, Inc. (a 100% subsidiary of Primavera, Inc.) and Mardock, Inc. North Texas Circuit Board, Inc. (NTCB) manufactures printed circuit boards. The products are sold through its distribution center in Irving, Texas utilizing outside sales people. Deliveries are made primarily throughout the United States. Mardock is a designer, manufacturer, and distributor of apparel and promotional products to the corporate community.

                      FLEXXTECH  CORPORATION
           FORMERLY  INFINITE  TECHNOLOGY  CORPORATION  AND
                         COLOR  STRATEGIES
            NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
              YEAR  ENDED  DECEMBER  31,  2000  AND  1999


Following is a summary of segmented information for the year ended December 31, 2000:


                                          NTCB            Mardock
                                     _______________  ________________
Sales                                $    4,071,000   $       455,000
Operating  loss                             845,700            56,300
Total  Assets                             4,183,087         1,490,582
Capital  Expenditure                        218,000                 _
Depreciation  and  amortization              119,700           24,737

Substantially all of the Company's operations are domestic. The Company's foreign operations are not material to the Company's results of operations.


16.  SUBSEQUENT  EVENTS

On March 26, 2001, the Board of Directors of the Company declared a 3 for 2 forward stock split of the Company's common stock. All shares and per share data have been retroactively restated to reflect these stock split and the change in the authorized shares.

PART  II.  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Article  VIII  of  the  By-laws  Flexxtech Corporation provides as follows:

     Except as hereinafter stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

     Article  VIII  of  the  Articles  of  Incorporation  states  that:

     The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


     Under the foregoing provisions of our Certificate of Incorporation and By-Laws, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the Registrant, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. If unsuccessful in defense of a suit brought by or under the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to the Registrant, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

     Article IX of the agreement between Flexxtech and DRGDRH and Dutchess L.P. which is attached hereto as Exhibit 99 contains a provision by which Flexxtech has agreed to indemnify DRH and Dutchess L.P. against certain claims and losses, included claims and losses which may arise from DRH's and Dutchess L.P.'s role as an underwriter in the distribution of Flexxtech shares. However, no director, officer or controlling person of Flexxtech is covered by any such provision or is an officer, director or affiliate of DRH and Dutchess L.P.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION


     The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.


Filing  Fee--Securities  and  Exchange  Commission     $   2,500
Fees  and  Expenses  of  legal  counsel                $  25,000
Blue  Sky  Fees  and  Expenses                         $   1,000
Printing  and  Engraving  Expenses                     $   3,000
Miscellaneous  expenses                                $   1,000
                                                       ---------
              Total:                                   $  32,500

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES


     On June 26, 2000 we commenced a private placement offering ("Offering") pursuant to 3(b) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder during which we sold the following shares at the prices and for the proceeds indicated below.

        No.  Shares            Price             Total  Proceeds
       -----------             -----             ---------------
     236,942  shares                             $    236,942
       1,800  shares       $1.67  per  share     $      3,000
      23,600  shares       $2.12  per  share     $     50,000
       1,700  shares       $2.35  per  share     $      4,000
     449,962  shares       $2.50  per  share     $  1,124,905
      14,034  shares       $2.67  per  share     $     37,471
      16,493  shares       $3.33  per  share     $     54,921
      36,000  shares       $5.00  per  share     $    180,000
                                                --------------
      Total  through  12/31/00                   $  1,691,239

During the same period we sold 141,412 additional shares without registration under the Act in reliance on the exemption from registration provided by Regulation S thereunder for gross proceeds of $376,030.

     We did not employ an underwriter in connection with these Offerings but did pay finders' fees approximately $169,123 in connection with the sales. Total offering expenses were approximately $253,685 or 15% of the gross proceeds. The expenses beyond the finders' fees were paid for due diligence, accounting and legal expenses.

     The Shares were offered and sold to persons who are "accredited investors," as defined under Rule 506 of Regulation D of the Securities Act of 1933 as amended (the "Act"). An additional thirty-five (35) non-accredited investors may participate in the Offering. Accredited investors must have a net worth or joint net worth with their spouse of $1,000,000.00 or more, or have individual income in excess of $200,000.00 (or $300,000.00 joint income with a spouse) in each of the two most recent years and who reasonably expects an income of $200,000.00 (or $300,000.00 joint income with a spouse) in the current year. The Offering is being conducted by us as a self underwriting. Shares in the Offering are available only through us.

     In the three months ended September 30, 2001, we sold a total of 31,996 without registration pursuant to the exemptions afforded by Rule 506 of Regulation D resulting in gross proceeds of $30,320 and an additional 6,676 shares pursuant to the provisions of Regulation S resulting in gross proceeds of $2,200. $3,400 received where shares have not been issued. We utilized the services of finders in placing the Offerings. We did not utilize the services of brokers or underwriters. The Offerings were self-underwritten. The Offering expenses were approximately 15% of the gross Offering proceeds. The balance of the Offering expenses were related to general sales expenses, including, but not limited to, due diligence, accounting and legal expenses.

     On or about August 14, 2001 we commenced a convertible debenture offering pursuant to the Flexxtech Corporation Placement Agent Agreement and the Securities Purchase Agreements detailed in "The Offering" herein and attached as exhibits hereto. The placement agent was May Group, Inc. May Davis received 200,000 pursuant to Regulation D and cash consideration as a fee. The debentures and shares are only being offered to persons who are "accredited investors" without registration under the Act in reliance on the exemption from registration provided by 3(b) of the Act and Rule 506 of Regulation D thereunder. Accredited investors must have a net worth or joint net worth with their spouse of $1,000,000.00 or more, or have individual income in excess of $200,000.00 (or $300,000.00 joint income with a spouse) in each of the two most recent years reasonably expects an income of $200,000.00 (or $300,000.00 joint income in excess with a spouse) in the current year.

     We have sold Convertible Debentures to the following persons in the amounts indicated below.

Number     Amount     Name  of  Bondholder
------     ------     --------------------
001     $  10,000     Bonnie  Goldstein

002     $   10,000     Neil  Jones

003     $   20,000     Terry  and  Carol  Conner

004     $   10,000     Robert  Dutch

005     $   20,000     Howard  and  Elaine  Bull

006     $   50,000     Daniel  Grillo

007     $   10,000     Jon  Cummings

008     $   10,000     Richard  Dredge

009     $   10,000     Seymour  Niesen

010     $   10,000     John  Williams

011     $   10,000     Koenraad  Blot

012     $   10,000     Steven  and  Mary  LeMott

013     $   10,000     Andrew  Geiss

014     $   10,000     John  and  Dianna  McNeish

015     $   10,000     Carl  Ziegler

016     $   10,000     Michael  Beecher

017     $   10,000     Michael  Dahlquist

018     $   10,000     Carl  Hoehner

019     $   20,000     Vernon  Koto

020     $   20,000     Kenneth  E.  Rogers

021     $   10,000     John  Bollinger

022     $   10,000     Richard  Blue

023     $   10,000     Frank  Damato
        ----------
        $  310,000

Second  Tranche

     $   20,000     Craig  Wexler
     $   30,000     Lawrence  Wexler
     $   12,500     Andrew  Smith
     $   12,500     Global  Coast  Insurance
     $   95,000     Charles  Mangione
     ----------
     $  170,000

      We have also sold debentures to the following investors in the following amounts.

     $ 180,000     David  Wykoff
     $  60,000     Dutchess  Private  Equities  Fund,  L.P.
     ---------
     $ 240,000

           These two debentures are secured by a Giga 8800 Automatic CNC Drilling Machine owned by Flexxtech's subsidiary North Texas Circuit Board Co., Inc., pursuant to the terms of a security agreement.

     From January 1 through September 30, 2001 Flexxtech issued 6,982,661 to major shareholders for $2,236,423 of which 6,429,333 common shares were issued to VLK Capital Corporation in exchange for consulting and other services performed on behalf of Flexxtech by Greg Mardock and other management advisors which the Company has valued at $1,286,000. Of these shares, 783,333 shares were subsequently transferred to Greg Mardock, president of the Company, and an additional 2,646,000 were transferred to Edward Fearon, an officer and director of Primavera Corporation and North Texas Circuit Board, and 500,000 were transferred to Raymond Craig, a shareholder.

     During the fourth quarter of 2001 we issued additional shares of Flexxtech common stock without registration under the Act in reliance on the exemption from registration provided by 3(b) of the Act and Rule 506 of Regulation D thereunder:

     Ten   (10)  shareholders  purchased  shares  44,344  at  $0.65  per  share
     Three  (3)  shareholders  purchased  12,337  shares  at  $0.75  per  share
     One    (1)  shareholder  purchased  4,000  shares  at  $0.55  per  share

Additionally, seven (7) shareholders were issued 100,028 shares for Services and one additional shareholder was issued 600,000 shares collected against Company loan

     The total of all issuances of shares in reliance on Rule 506 of Regulation D since September 30, 2001 is 763,709 shares.

     During the last quarter of 2001 we issued additional shares without regulation under the Act in reliance on the exemption from registration provided by Regulation S under the Act, as follows:

     One  (1)  shareholder  purchased  249,920  shares  at  $.202  per  share
     One  (1)  shareholder  purchased  69,709  shares  shares at $0.21 per share
     One  (1)  shareholder  purchased  130,000  shares  at  $0.35  per  share

     These sale constritute a total of 442,629 shares issued in reliance on Regulation S. The total of all share issuances during the fourth quarter of 2001 is 1,206,338 shares.

      As was the case with our prior exempt offerins, we utilized the services of finders in placing the Offerings. We did not utilize the services of brokers or underwriters. The Offerings were self-underwritten. The Offering expenses were less than 15% of the gross Offering proceeds. The balance of the Offering expenses were related to general sales expenses, including, but not limited to, due diligence, accounting and legal expenses.

ITEM  27.  EXHIBITS.

EXHIBIT  INDEX

Number      Description

(3)(i)   Certificate of Incorporation of the Registrant.
(3)(ii)  Bylaws of the Registrant.
(5) Opinion of James N. Barber, Esq regarding the legality of the securities being registered.
(10)(i)  Equity Line of Credit Agreement
(10)(ii) Registration Rights Agreement to Equity Line
(10)(iii)Escrow Agreement with First Union National Bank
(10)iv)  Form of Debenture
(10)(v)  Flexxtech Corporation Placement Agent Agreement1
(10)(vi) Registration Rights Agreement (Warrant Shares &
                          Restricted Shares)2
              (10)(vii) Securities Purchase Agreement
              (10)(viii)Registration Rights Agreement to Debentures
              (10)(ix)  Security Agreement
              (10) (x)  Escrow Agreement in connection with Secured Debentures

_____________
1 To be filed by amendment
2 To be filed by amendment


28.  UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement; and
     (iii) Include any additional or changed material information on the plan of distribution.
(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (5) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Carson city, State of Nevada on the _____ day of January, 2002.

                       Flexxtech  Corporation


                        By:/s/
                       -------------------------------------
                           Greg  Mardock
                           President  and  Chief  Executive  Officer

POWER  OF  ATTORNEY

     Each person whose signature appears below constitutes and appoints Greg Mardock, with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which he may deem necessary or advisable to enable Flexxtech Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Dated  this  ____  day  of  January,  2002

SIGNATURE                   TITLE
                            /s/  _______________________________
                           Greg  Mardock  Principal  Executive
                           Officer President,  CEO  and  Director)


                           /s/  ________________________________
                           Khanh  Tran,  Director.



                          /s/  ________________________________
                          David  Pimentel,  Director